UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Xenia Hotels & Resorts, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 6, 2020
Dear Stockholder:
You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Xenia Hotels & Resorts, Inc. (“Xenia”) to be held at the offices of Baker & Hostetler LLP, SunTrust Center, Suite 2300, 200 S. Orange Avenue, Orlando, Florida 32801, on Tuesday, May 19, 2020, at 8:00 a.m., local time. Due to the public health impact of coronavirus disease 2019 (COVID-19), we are planning for the possibility that the Company’s Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Company and available at www.xeniareit.com.

At the Annual Meeting you will be asked to (a) elect eight directors to our Board of Directors, (b) approve, on an advisory and non-binding basis, the compensation of our named executive officers as described in our proxy materials (“say on pay”), (c) approve an amendment to Xenia's 2015 Incentive Award Plan, (d) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and (e) transact any other business as properly may come before the Annual Meeting or any postponement or adjournment thereof.
It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may submit your proxy or voting instructions via the internet or by telephone, which will ensure your shares are represented at the Annual Meeting. If you received your proxy materials by mail, you may submit your proxy or voting instructions on the internet or by telephone, or you may submit your proxy by completing and mailing the enclosed proxy card/voting instruction form. If you do attend the Annual Meeting, you may revoke your proxy should you wish to vote in person.
Important Note: If you plan to attend the Annual Meeting, you must obtain an admission ticket by registering no later than Friday, May 15, 2020. To register, follow the instructions provided on page 57 of the proxy statement. You must bring your admission ticket and a valid, government-issued photo identification in order to gain access to the Annual Meeting.
We thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely,

Marcel Verbaas Chairman and Chief Executive Officer

XENIA HOTELS & RESORTS, INC.
200 S. Orange Avenue, Suite 2700
Orlando, Florida 32801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 19, 2020

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Xenia Hotels & Resorts, Inc., a Maryland corporation (“Xenia”), will be held at the offices of Baker & Hostetler LLP, SunTrust Center, Suite 2300, 200 S. Orange Avenue, Orlando, Florida 32801, on Tuesday, May 19, 2020, at 8:00 a.m., local time, for the following purposes:
1.To consider and vote upon the election of eight directors who will each hold office until the 2021 annual meeting of stockholders and until his or her successor is duly elected and qualifies;
2.To consider and vote, on an advisory and non-binding basis, upon a resolution approving the compensation of Xenia's named executive officers as described in our proxy materials (“say on pay”);
3.To consider and vote on an amendment to Xenia's 2015 Incentive Award Plan to, among other things, increase the number of shares that may be issued thereunder by 2 million shares;
4.To consider and vote upon the ratification of the appointment of KPMG LLP as Xenia’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and
5.To transact any other business as properly may come before the Annual Meeting or any postponement or adjournment thereof.
Stockholders of record at the close of business on March 30, 2020 are entitled to receive notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.
Due to the public health impact of coronavirus disease 2019 (COVID-19), we are planning for the possibility that the Company’s Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Company and available at www.xeniareit.com.

In seeking to conserve natural resources and reduce costs, we are primarily furnishing proxy materials to our stockholders electronically as permitted by the U.S. Securities and Exchange Commission. Unless an election has been affirmatively made to receive printed paper copies of the materials by mail, stockholders will receive a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials free of charge over the internet.

By Order of the Board of Directors

Taylor C. Kessel Corporate Secretary

Orlando, Florida
April 6, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2020:

The proxy statement for the Annual Meeting and the Annual Report for the fiscal year ended December 31, 2019 are available free of charge at www.proxyvote.com.
The Board of Directors urges you to authorize proxies to vote your shares by telephone or via the internet prior to the Annual Meeting or to obtain an admission ticket and vote in person at the Annual Meeting. If you received your proxy materials by mail, you may submit your proxy or voting instructions on the internet or by telephone, or you may submit your proxy by completing and mailing the enclosed proxy card/voting instruction form.

PROXY SUMMARY
This summary highlights some of the topics discussed in this Proxy Statement. It does not cover all of the information you should consider before voting, and you are encouraged to read the entire Proxy Statement before casting your vote.

GENERAL INFORMATION

Meeting:	Annual Meeting of Stockholders	Stock Symbol:	XHR
Date:	Tuesday, May 19, 2020	Exchange:	New York Stock Exchange
Time:	8:00 a.m.	Common Stock Outstanding:	113,406,499
Location:	Baker & Hostetler LLP	State of Incorporation:	Maryland
	SunTrust Center, Suite 2300	Exchange Listed Public Company Since:	2015
	200 S. Orange Avenue	Corporate Website:	www.xeniareit.com
	Orlando, Florida 32801	Investor Relations Website:	investors.xeniareit.com
Record Date:	March 30, 2020
The information found on, or otherwise accessible through, our website is not incorporated by reference into, nor does it form a part of, this Proxy Statement.

VOTING ITEMS AND BOARD RECOMMENDATIONS

Proposal	Proposal Summary	Board Recommendation	Page
Proposal 1	Election of Directors	FOR each Director Nominee	11
Proposal 2	Non-binding, advisory vote to approve named executive officer compensation (“say on pay”)	FOR	44
Proposal 3	Amendment to the 2015 Incentive Award Plan	FOR	45
Proposal 4	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2020	FOR	52
Our Directors
We believe our Board membership is both balanced and diverse in experience, professional background, areas of expertise and perspectives (shown below). For more information about our Board, please see “Article II: Corporate Governance - Our Board of Directors.”

				Committee Membership***
Name	Age	Years on Board	Independent	Audit	Compensation	Nominating and Corporate Governance	Executive
Marcel Verbaas *	50	5					C
Jeffrey H. Donahue **	73	5	✓	M			M
John H. Alschuler	71	5	✓		M	M
Keith E. Bass	55	5	✓		M
Thomas M. Gartland	62	5	✓		C		M
Beverly K. Goulet	65	5	✓	M		M
Mary E. McCormick	62	5	✓			C	M
Dennis D. Oklak	66	5	✓	C			M
*  = Chairman of the Board
**  = Lead Director
***  = Committee membership as of the date of this Proxy Statement.
C = Chairperson
M = Member

We believe our Board has diversity of experience, qualifications, attributes and skills, as reflected in the summary below. For more information about the qualifications and experience of each of our directors, please see “Article II: Corporate Governance - Directors Standing for Re-Election."
Board of Directors Experience
Our Board brings extensive experience to the Company, including the following:

✓	Real estate and REITs	✓	Legal	✓	Strategy
✓	Corporate governance	✓	Public company boards	✓	Intergovernmental relations
✓	Executive leadership	✓	Finance and accounting	✓	Travel and lodging knowledge and experience
✓	Capital markets	✓	Risk oversight/management	✓	Operational experience
As a corporate governance best practice, our Nominating and Corporate Governance Committee annually considers the composition of our Board and standing Board committees to ensure an appropriate balance and a diversity of perspectives, which includes skill sets, background, gender, ethnicity, and experience. See “Article II: Corporate Governance - Board Committees” for additional details.
Governance Highlights
Strong Corporate Governance Practices
We are committed to maintaining strong corporate governance practices. Since our listing in 2015, we have implemented corporate governance best practices and improvements as highlighted below.

✓	Adopted proxy access	✓	Stockholders have the right to amend the Company's bylaws

✓	Majority voting standard for director elections	✓	Common stock is the only class of voting security outstanding

✓	All of our directors stand for election each year	✓	Anti-hedging and anti-pledging policies

✓	7 of 8 directors standing for re-election are independent	✓	Executive and director stock ownership guidelines

✓	Executive sessions of Independent Directors held at each regularly scheduled board meeting	✓	Opted out of all of the provisions of the Maryland Unsolicited Takeover Act (“MUTA”)

✓	All audit committee members are financial experts	✓	Robust succession planning for senior management

✓	Annual Board and committee self-evaluations	✓	Clawback policy

✓	Oversight of risk by the Board and select committees	✓	No poison pill

✓	The Audit, Compensation and Nominating and Corporate Governance committees include only independent directors	✓	We publish an Annual Corporate Responsibility Report available on our website at www.xeniareit.com/corporate-responsiblity

Governance Timeline and Improvements
Strategy and Our Board
We believe it is important to the success of our Company that our Board review the Company’s strategic framework and direction. Our Board regularly meets with members of the senior management team to consider our current and future strategies to meet our corporate objectives designed to maximize long-term stockholder value.
Investor Outreach
We regularly engage with our investors on a variety of matters, which we believe is a strong corporate governance practice. Since the beginning of 2019, we met with or engaged directly with over 55% of the institutional investors that own our common stock. These engagements included meetings or phone calls with both our management and certain of our independent directors.
Social and Community Matters
We are committed to supporting the communities in which our properties are located. We also enable our employees to support the communities in which they live through our charitable organization spotlight program. We encourage our employees to give back to their communities in various ways, including regular team building events that benefit charities and through serving on charitable organization boards. Each year we invite several charitable organizations to visit our Company headquarters in order to share their purpose and needs with our employees. This program highlights altruistic opportunities in which our employees can and do participate. In 2019 we published our first Corporate Social Responsibility Report and in early 2020 we adopted and published our Enterprise Environmental Policy, Human Rights and Labor Rights Policy, and Supplier/Vendor Code of Conduct. In March 2020, we published our second Corporate Social Responsibility Report disclosing key environmental sustainability metrics and other notable items. These reports and policies can all be found on our website at www.xeniareit.com/corporate-responsibility.
Compensation Highlights
Our executive compensation program is designed to attract, retain and motivate experienced and talented executives who can help the Company to maximize stockholder value. We believe that we maintain a competitive compensation program that incorporates strong governance practices.
The Company’s compensation best practices are as follows:
✓ We pay for performance. We utilize multiple performance measures across various performance periods. In order to earn any of the performance-based equity awards that are measured by absolute total stockholder return we must achieve at least a six percent annualized total stockholder return.
✓ We balance short-term and long-term incentives. Annual cash bonuses and long-term equity awards comprise a significant portion of our named executive officers' ("NEOs") overall target compensation.

✓ We align our NEOs' compensation with stockholders' interests. Over 75% of our NEOs' compensation aligns with stockholders' interests, including performance-based equity grants that are tied to total stockholder return on both a relative and absolute basis.
✓ We target to outperform. Target payouts for our performance-based equity awards are not achieved unless we outperform at least half of our peers in the lodging industry.
✓ We maintain a clawback policy. Our clawback policy allows for the recovery of amounts inappropriately paid in the event of a restatement of our financial statements.

✓ Payments pursuant to our NEOs' severance agreements are subject to a "double trigger." Any change in control cash payments pursuant to severance agreements with our NEO's are subject to a "double trigger."
✓ We do not have tax gross-ups. We do not provide tax gross-ups on any severance, change-in-control or other payments.
2019 Performance Highlights
(1)Please refer to “Part II - Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2019 for further information about how we calculate Revenue per Available Room ("RevPAR"), Adjusted Earnings Before Interest, Taxes and Depreciation for real estate ("Adjusted EBITDAre"), Adjusted Funds from Operations ("AFFO"), and the reconciliation of Adjusted EBITDAre and AFFO to Net Income. In addition, please refer to Exhibit 99.1 to the Current Report on Form 8-K filed on February 24, 2020 for our definitions of Net Debt/EBITDA and Same-Property, our reconciliation of Net Income to Same-Property Hotel EBITDA and our calculation of Hotel EBITDA Margin for the year ended December 31, 2019.

XENIA HOTELS & RESORTS, INC.
200 S. Orange Avenue, Suite 2700
Orlando, Florida 32801

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 19, 2020

The board of directors (the “Board of Directors” or the “Board”) of Xenia Hotels & Resorts, Inc., a Maryland corporation (referred to herein as “Xenia,” “we,” “us” or the “Company”), solicits your proxy to vote at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 19, 2020, beginning at 8:00 a.m., local time, at the offices of Baker & Hostetler LLP, SunTrust Center, Suite 2300, 200 S. Orange Avenue, Orlando, Florida 32801, and at any adjournments or postponements thereof.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:
Pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), we are primarily furnishing proxy materials to our stockholders via the internet, rather than mailing paper copies of the materials. Internet distribution of the proxy materials is designed to expedite receipt by stockholders, lower costs and reduce the environmental impact of the Annual Meeting.
This proxy statement for the Annual Meeting and the Annual Report for the fiscal year ended December 31, 2019, are available free of charge at www.proxyvote.com.
Beginning on or about April 6, 2020, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders as of the close of business on March 30, 2020, which contained instructions on how to access and review proxy materials, including our proxy statement and our Annual Report for the fiscal year ended December 31, 2019, and how to submit proxies or voting instructions via the internet. On or about April 6, 2020, we also began mailing a full set of proxy materials to certain stockholders, including those who previously requested a paper copy of the proxy materials.

ARTICLE I: PROXY MATERIALS AND ANNUAL MEETING
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	Q:	Why did I receive a notice in the mail regarding the internet availability of the proxy materials?
A.	The Board of Directors is delivering or providing access to proxy materials to its stockholders in connection with its solicitation of proxies to vote at the Annual Meeting and at any postponement or adjournment thereof. The SEC has adopted rules permitting the electronic delivery of proxy materials. In accordance with those rules, we have elected to provide access to our proxy materials, which include this proxy statement and our Annual Report for the fiscal year ended December 31, 2019 at www.proxyvote.com. We sent the Notice to our stockholders as of the close of business on March 30, 2020, the record date, directing them to a website where they can access the proxy materials and view instructions on how to authorize proxies to vote their shares over the internet or by telephone. Stockholders who previously indicated a preference for paper copies of our proxy materials received paper copies. If you received a Notice but would like to request paper copies of our proxy materials going forward, you may still do so by following the instructions described in the Notice.

Choosing to receive your proxy materials over the internet will help conserve natural resources and reduce the costs associated with the printing and mailing of the proxy materials to you. Unless you affirmatively elect to receive paper copies of our proxy materials in the future by following the instructions included in the Notice, you will continue to receive a Notice directing you to a website for electronic access to our proxy materials.
2.	Q:	When and where is the Annual Meeting?
A:	The Annual Meeting will be held at the offices of Baker & Hostetler LLP, SunTrust Center, Suite 2300, 200 S. Orange Avenue, Orlando, Florida 32801 on Tuesday, May 19, 2020 at 8:00 a.m., local time.

Due to the public health impact of coronavirus disease 2019 (COVID-19), we are planning for the possibility that the Company’s Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Company and available at www.xeniareit.com
3.	Q:	What is the purpose of the Annual Meeting?
A:
At our Annual Meeting, stockholders will consider and vote upon the matters outlined in this proxy statement and in the Notice of Annual Meeting of Stockholders included with this proxy statement, including the election of directors, the approval of a non-binding advisory resolution on the compensation of our named executive officers (“say on pay”), an amendment to Xenia's 2015 Incentive Award Plan, to among other things, increase the number of shares that may be issued thereunder by 2 million shares, and the ratification of KPMG LLP as our independent registered public accounting firm, and the transaction of any other business as properly may come before the Annual Meeting or any postponement or adjournment thereof.

4.	Q:	How can I attend the Annual Meeting?
A:
Only stockholders of record and beneficial owners of Xenia common stock as of the close of business on March 30, 2020, the record date, or their duly authorized proxies, will be entitled to attend the Annual Meeting. To gain admittance, stockholders (or their proxies) must first obtain an admission ticket by registering no later than Friday, May 15, 2020. To register, follow the instructions provided on page 57 of this proxy statement. You must bring your admission ticket and a valid, government-issued photo identification (such as a valid driver’s license or passport) in order to gain access to the Annual Meeting. If you are a beneficial owner of Xenia common stock (as described in Question 6 below), you will need to obtain a legal proxy from your broker or other nominee in order to vote at the Annual Meeting (as described in Question 7 below).

For directions to the meeting location, please contact us at 407-246-8100.

Stockholders may be required to enter through a security check point before being granted access to the meeting. No cameras, recording devices, other electronic devices or large packages will be permitted at the Annual Meeting. Photographs and videos taken at the Annual Meeting by or at the request of Xenia may be used by Xenia, and by attending the Annual Meeting, you waive any claim or rights with respect to those photographs and their use.

Due to the public health impact of coronavirus disease 2019 (COVID-19), we are planning for the possibility that the Company’s Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Company and available at www.xeniareit.com

5.	Q:	What should I do if I receive more than one Notice or set of proxy materials?
A:
You may receive more than one Notice or set of proxy materials. For example, if you hold your shares in more than one brokerage account, or if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice or set of proxy materials. Please be sure to submit your proxy or voting instructions for each account in which you hold shares.

6.	Q:	What is the difference between holding shares as a record holder versus a beneficial owner?
A:
Many Xenia stockholders hold their shares through a broker or other nominee rather than directly in their own name. There are some distinctions between shares held of record and those owned beneficially:
Record Holders: If your shares are registered directly in your name with our transfer agent, Computershare, Inc., you are considered, with respect to those shares, the stockholder of record or record holder. As the stockholder of record as of the record date, you have the right to grant your voting proxy directly to Xenia's designated proxy holders or to vote in person at the Annual Meeting.
Beneficial Owners: If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and the Notice (or in some cases as described above, a full set of proxy materials) is being forwarded to you automatically, along with instructions from your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, bank or other nominee has provided voting instructions for you to use in directing how to vote your shares. If you do not provide specific voting instructions by the deadline set forth in the materials you receive from your broker, bank or other nominee, your broker, bank or other nominee can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. See Question 10 below for more information about broker non-votes.

7.	Q:	Who can vote and how do I vote?
A:	Only stockholders as of the close of business on March 30, 2020, the record date, will be entitled to notice of and to vote at the Annual Meeting. To ensure that your vote is recorded promptly, please authorize a proxy to vote your shares as soon as possible, even if you plan to attend the Annual Meeting in person.

If you are a record holder, you may submit your proxy or voting instructions via the internet or by telephone, which will ensure your shares are represented at the Annual Meeting. If you received your proxy materials by mail, you may submit your proxy or voting instructions on the internet or by telephone, or you may submit your proxy by completing and mailing the enclosed proxy card/voting instruction form. If you attend the Annual Meeting, you may revoke your proxy should you wish to vote in person, and any previous votes that you submitted will be superseded by the vote that you cast at the Annual Meeting. Your attendance at the Annual Meeting is not sufficient in and of itself to vote, or revoke your proxy.

Beneficial owners may authorize a proxy by telephone or internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will provide instructions for doing so. Beneficial owners who wish to vote at the Annual Meeting must first obtain a “legal proxy” from their broker, bank or other nominee, giving the beneficial owner the right to vote the shares at the meeting and present such legal proxy at the Annual Meeting.

To attend and vote at the Annual Meeting, all stockholders must also register by Friday, May 15, 2020, as described on page 57 of this proxy statement.

For further instructions on voting, see the Notice or Proxy Card. If you authorize a proxy by telephone, via the internet or by returning your proxy card/voting instructions, the shares represented by the proxy will be voted in accordance with your instructions.

8.	Q:	What are my voting choices, and how many votes are required for approval or election?
	A:	In the vote on the election of director nominees identified in this proxy statement to serve until the 2021 annual meeting of stockholders and until their respective successors have been duly elected and qualify, stockholders may (1) vote for specific nominees or (2) vote against specific nominees, or (3) abstain from voting for any specific nominees. Under our bylaws, to be elected in an uncontested election, director nominees must receive the affirmative vote of a majority of the votes cast, which means that the number of shares voted for a nominee must exceed the number of shares voted against that nominee. Shares of common not voted (whether by abstention, broker non-vote or otherwise) will not be counted as a vote cast for or against a nominee’s election. If an incumbent director were to fail to be re-elected by a majority of votes cast, that director would be required under our Corporate Governance Guidelines to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action is recommended. The Board is required to act on the offer to resign 90 days after the election results are certified and promptly and publicly disclose its decision and rationale. The Board of Directors unanimously recommends a vote FOR each of the nominees. In the say on pay advisory vote, stockholders may (1) vote to approve the resolution; (2) vote against the resolution; or (3) abstain from voting on the resolution. The affirmative vote of a majority of all of the votes cast at the Annual Meeting is required to approve the non-binding advisory resolution on the compensation of our named executive officers. Although the advisory vote on proposal 2 is non-binding, as provided by law, the Company’s Board of Directors and the Compensation Committee will review the results of the vote and will take it into account in making future determinations concerning executive compensation. The Board of Directors unanimously recommends a vote FOR the approval of the compensation of the Company’s named executive officers. In the vote on the amendment to Xenia’s 2015 Incentive Award Plan, stockholders may (1) vote to approve the amendment; (2) vote against the amendment; or (3) abstain from voting on the amendment. The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is necessary to approve the amendment to the 2015 Incentive Award Plan. For purposes of this vote, abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect on the result of the vote. Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum. The Board of Directors unanimously recommends a vote FOR the approval of the amendment to Xenia’s 2015 Incentive Award Plan. In the vote on the ratification of the appointment of KPMG LLP as Xenia’s independent registered public accounting firm for fiscal year 2020, stockholders may (1) vote for the ratification; (2) vote against the ratification; or (3) abstain from voting on the ratification. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2020 will require the affirmative vote of a majority of the votes cast at the Annual Meeting; however, stockholder ratification is not required to authorize the appointment of KPMG LLP as our independent registered public accounting firm. The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2020.
9.	Q:	What is the effect of an “abstain” vote on the proposals to be voted on at the Annual Meeting?
	A:	Because a majority of all the votes cast at the Annual Meeting is required to elect a director and each of our directors is running unopposed, an “abstain” vote will have no effect on the outcome of the election of directors. Because an “abstain” vote is not considered a vote “cast,” and the affirmative vote of a majority of the votes cast at the Annual Meeting will be required for the stockholders to approve the say on pay advisory vote and the ratification of KPMG LLP as Xenia's independent registered public accounting firm for the fiscal year 2020 an “abstain” vote will not have any impact on the outcome of those proposals. The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is necessary to approve the amendment to the 2015 Incentive Award Plan. For purposes of this vote, abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect on the result of the vote. Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.
10.	Q:	What is the effect of a “broker non-vote” on the proposals to be voted on at the Annual Meeting?
A:
A “broker non-vote” will occur with respect to any proposal that is a “non-discretionary item” if you are the beneficial owner of shares held by a broker or other custodian and you do not provide the broker or custodian with voting instructions with respect to such proposal. This is because under applicable New York Stock Exchange (“NYSE”) rules, a broker or custodian may not vote on these matters without instruction from the underlying beneficial owner. Except for the ratification of auditors, all of the proposals described in this proxy statement are “non-discretionary items,” A broker non-vote is not considered a “vote cast” and will not have any effect on the outcome of the say on pay advisory vote, the amendment to Xenia’s 2015 Incentive Award Plan, and the ratification of KPMG LLP as Xenia's independent registered public accounting firm for fiscal year 2020.

11.	Q:	Who counts the votes?
A:
Broadridge Financial Solutions, Inc. will count the votes. The Board of Directors has appointed Broadridge Financial Solutions, Inc., or an authorized third party engaged by Broadridge Financial Solutions, Inc., to serve as the inspector of elections.

12.	Q:	Revocation of proxy: May I change my vote after I return my proxy?
A:
Yes, you may revoke your proxy if you are a record holder by filing written notice of revocation with Xenia’s corporate secretary at our principal executive offices at 200 S. Orange Avenue, Suite 2700, Orlando, Florida 32801 or by voting in person at the Annual Meeting.
If your shares are held in street name through a broker, bank, or other nominee, you need to contact the record holder of your shares regarding how to revoke your proxy.

13.	Q:	What if I submit a proxy but do not specify a choice for a matter?
A:
Unless you indicate otherwise, the persons named as proxies will vote your shares FOR all of the nominees for director named in this proxy statement, FOR the say on pay proposal, FOR the approval of the amendment to Xenia's 2015 Incentive Award Plan, and FOR the ratification of KPMG LLP as our independent registered public accounting firm for fiscal year 2020.

14.	Q:	What constitutes a quorum?
A:
Presence at the Annual Meeting in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum, permitting the Annual Meeting to proceed and business to be conducted. Proxies received with matters marked with abstentions, or that contain broker non-votes, will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining whether a quorum is present.

15.	Q:	Where can I find the voting results of the Annual Meeting?
	A:	We will publish final results on a Current Report on Form 8-K within four business days after the Annual Meeting.
16.	Q:	Who will pay the costs of soliciting these proxies?
A:
We will bear the entire cost of solicitation of proxies, including costs incurred in connection with preparation, assembly, printing and mailing of the Notice, this proxy statement and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Xenia common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Xenia common stock for their reasonable costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services.
We have hired Georgeson Inc. to assist in the solicitation of proxies at a base fee of $7,000, plus additional amounts, which will vary depending upon the extent of services actually performed by Georgeson Inc., plus reimbursement for reasonable out-of-pocket expenses.

17.	Q:	What happens if additional matters are presented at the Annual Meeting?
A:
Other than the four proposals described in this proxy statement, we are not aware of any other properly submitted business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Marcel Verbaas and Barry A.N. Bloom, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If any of our nominees for director are unavailable, or are unable to serve or for good cause will not serve, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

18.	Q:	How many shares of common stock are outstanding? How many votes do I have?
	A:	As of the close of business on March 30, 2020, the record date for the Annual Meeting, there were 113.406.409 shares of our common stock outstanding and entitled to vote. Each stockholder will be entitled to one vote for each share of Xenia common stock held as of the record date.
19.	Q:	What is the deadline under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for stockholders to propose actions to be included in our proxy statement relating to our 2021 annual meeting of stockholders and identified in our form of proxy relating to the 2021 annual meeting?
A:
December 7, 2020 is the deadline for stockholders to submit proposals to be included in our proxy statement and identified in our form of proxy under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be mailed to our corporate secretary at our principal executive offices at 200 S. Orange Avenue, Suite 2700, Orlando, Florida 32801. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

20.	Q:	What is the deadline under our current bylaws for stockholders to nominate persons for election to the Board of Directors or propose other matters to be considered at our 2021 annual meeting of stockholders?
A:	Our proxy access bylaw permits an eligible stockholder (or group of up to 20 stockholders) owning 3% or more of our outstanding common stock continuously for at least 3 years to nominate and include in the Company’s proxy materials director candidates constituting the greater of two director nominees or director nominees constituting up to 20% of the total number of directors then serving on the Board of Directors, if the nominating stockholder(s) and nominee(s) satisfy the requirements specified in the bylaws.

Stockholders who wish to nominate persons for election to our Board of Directors or propose other matters to be considered at our 2021 annual meeting of stockholders must provide us advance notice of the director nomination or stockholder proposal, as well as the information specified in our current bylaws, no earlier than November 7, 2020 and no later than 5:00 p.m., Eastern Time, on December 7, 2020. Stockholders are advised to review our bylaws, which were incorporated by reference as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2019, and which contain the requirements for advance notice of director nominations and stockholder proposals. Notice of director nominations and stockholder proposals must be mailed to our corporate secretary at our principal executive offices at 200 S. Orange Avenue, Suite 2700, Orlando, Florida 32801. The requirements for advance notice of stockholder proposals under our bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Exchange Act, as those stockholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our bylaws and other applicable requirements.

21.	Q:	How do I submit a potential director nominee for consideration by the Board of Directors for nomination?
	A:	You may submit names of potential director nominees for consideration by the Board of Directors’ Nominating and Corporate Governance Committee for nomination by our Board of Directors at the 2021 annual meeting of stockholders. Your submission should be mailed to our corporate secretary at our principal executive offices at 200 S. Orange Avenue, Suite 2700, Orlando, Florida 32801. The section titled “Nominating and Corporate Governance Committee” provides information on the nomination process used by our Nominating and Corporate Governance Committee and our Board of Directors. The deadline has passed to submit a potential director nominee to be considered for nomination by our Board of Directors at the 2020 Annual Meeting. The deadline to submit a potential director nominee for consideration by our Board of Directors for nomination at the 2021 annual meeting of stockholders is December 1, 2020.

ARTICLE II: CORPORATE GOVERNANCE
PROPOSAL 1 - ELECTION OF DIRECTORS

Xenia’s charter and bylaws provide that the Board of Directors may establish, increase or decrease the number of directors, but the number of directors shall never be less than the minimum number required by the Maryland General Corporation Law (“MGCL”) nor more than fifteen. At present, the number of members of the Board of Directors is fixed at eight.
In accordance with the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has unanimously nominated Marcel Verbaas, Jeffrey H. Donahue, John H. Alschuler, Keith E. Bass, Thomas M. Gartland, Beverly K. Goulet, Mary E. McCormick, and Dennis D. Oklak to stand for re-election to the Board of Directors. Each of the foregoing has been nominated to hold office until the 2021 annual meeting of stockholders and until their respective successors have been duly elected and qualify. Unless otherwise instructed by the stockholder, the proxy holders will vote the shares represented by such proxy for the election of the nominees named in this proxy statement.
Each of the nominees has consented to serve as a director if elected. If any of the nominees should be unavailable to serve for any reason, the Board of Directors may designate a substitute nominee or substitute nominees (in which event proxy holders will vote for the election of such substitute nominee or nominees). Alternatively, the Board of Directors may reduce the size of the Board of Directors or allow the vacancy or vacancies to remain open until a suitable candidate or candidates are identified by the Board of Directors.

✓
The Board of Directors unanimously recommends that the stockholders vote “FOR” each of Marcel Verbaas, Jeffrey H. Donahue, John H. Alschuler, Keith E. Bass, Thomas M. Gartland, Beverly K. Goulet, Mary E. McCormick, and Dennis D. Oklak as directors to serve and hold office until the 2021 annual meeting of stockholders and until their respective successors have been duly elected and qualify.

OUR BOARD OF DIRECTORS
Set forth below is information regarding the business experience of each of our directors that has been furnished to us by each respective director. Each director has been principally engaged in the employment indicated for the last five years unless otherwise stated. Also set forth below for each director is a discussion of the experience, qualifications, attributes or skills that led the Board to conclude that the director is qualified and should serve as a director of Xenia.
Directors Standing for Re-Election
Marcel Verbaas (age 50) is our Chairman and Chief Executive Officer. Previous to this role, Mr. Verbaas served as President and Chief Executive Officer with Xenia or its affiliated entities from 2007 until November 2017. Mr. Verbaas has also served on the Board since our listing on the NYSE in February 2015 and was elected Chairman in November 2017. From December 2004 until the successful sale of the company in April 2007, Mr. Verbaas was Senior Vice President and Chief Investment Officer for CNL Hotels & Resorts, Inc., a real estate investment trust ("REIT"). In that capacity, he was responsible for the company’s investment activities, acquisitions and dispositions. Mr. Verbaas served as Senior Vice President and Chief Investment Officer for CNL Retirement Corporation from June 2003 to December 2004, during which time he oversaw more than $2.5 billion in acquisitions in the senior housing and medical office segments. From 2000 to 2003, Mr. Verbaas held the positions of Vice President of Real Estate Finance and Senior Vice President of Project Finance with CNL Hospitality Corporation, the former advisor to CNL Hotels and Resorts, Inc. Prior to joining CNL in 2000, Mr. Verbaas served as Director of Corporate Finance for Stormont Trice Development Corporation, a private hotel development company. Mr. Verbaas also held positions in real estate finance with GE Capital Corporation and Ocwen Financial Corporation where he primarily focused on the financing of lodging properties. Mr. Verbaas received his Master’s Degree in Business Economics from Erasmus University of Rotterdam, The Netherlands.
Mr. Verbaas’ qualifications to serve on our Board of Directors include his more than 25 years of experience in the lodging industry and his general expertise in real estate operations and finance. Further, the Board of Directors also values his executive leadership as Chairman of our Board and the way his additional role as our Chief Executive Officer brings management's perspective to Board deliberations and provides valuable information about the status of our day-to-day operations.
Jeffrey H. Donahue (age 73) has served on the Board since our listing on the NYSE in February 2015 and currently serves as Lead Director. Mr. Donahue previously served as Chairman of the Board from February 2015 until November 2017 when he was elected Lead Director. Mr. Donahue has served as Lead Independent Director of Welltower Inc. since March 2014, as Chairman since April 2014, and has served as a Director of Welltower Inc. since 1997. Mr. Donahue was the President and Chief Executive Officer of

Enterprise Community Investment, Inc., a provider of affordable housing, from January 2003 to April 2009, and was Executive Vice President and Chief Financial Officer of The Rouse Company, a real estate development and operations company, from December 1998 to September 2002. From 2010 to 2015, Mr. Donahue served as a Director of Bentall Kennedy, an institutional real estate investment advisor, and he served as a Director of the National Development Company, a commercial development and property company, until January 2020. Mr. Donahue has also previously served on numerous charitable boards. He holds a Bachelor’s degree from Cornell University and an MBA from the University of Pennsylvania’s Wharton School. Mr. Donahue was commissioned as a naval officer at the Officer Candidate School in Newport, Rhode Island and later served for two years on the USS Enterprise.
Mr. Donahue contributes extensive knowledge of the real estate industry and financial expertise to our Board of Directors. The Board of Directors also values Mr. Donahue’s experience on various private and not-for-profit company boards of directors, as well as his experience as a public company director.
John H. Alschuler (age 71) has served on the Board since our listing on the NYSE in February 2015. Mr. Alschuler serves as Lead Independent Director of SL Green Realty Corporation, an office property REIT focused on Manhattan real estate, where he has served as a Director since 1997. Mr. Alschuler serves as a Director for The Macerich Company, a REIT focused on regional malls throughout the United States, where he has served since May 2015. Mr. Alschuler is the Chairman of HR&A Advisors Inc., a real estate, economic development and resiliency consulting firm. Mr. Alschuler served as Board Chair and is currently Emeritus Chair of Friends of the High Line Inc. and currently serves as a board member for the Sag Harbor Community Art Cinema. He is also an Adjunct Associate Professor at Columbia University, teaching real estate development at the Graduate School of Architecture, Planning & Preservation and a Board Member of the Center for an Urban Future. Mr. Alschuler received a Bachelor’s degree from Wesleyan University and an EdD degree from the University of Massachusetts at Amherst.

Mr. Alschuler brings to our Board of Directors extensive knowledge of commercial real estate and an expertise in intergovernmental relations. The Board of Directors also values Mr. Alschuler’s experience as a public company director.
Keith E. Bass (age 55) has served on the Board since our listing on the NYSE in February 2015. Mr. Bass served as President and Chief Executive Officer of WCI Communities, Inc., a lifestyle community developer and luxury homebuilder of single-and multi-family homes in Florida, from December 2012 until February 2017 and as a member of its board of directors since March 2012 until February 2017. Mr. Bass serves as a Director of Rayonier, Inc. where he has served since December 2017. From 2011 to November 2012, Mr. Bass was President of Pinnacle Land Advisors. From 2003 to 2011, Mr. Bass was an executive with The Ryland Group, and most recently, from 2008 to 2011, served as Senior Vice President of The Ryland Group and President of the South U.S. Region. From 2003 to 2008, Mr. Bass held the various titles at The Ryland Group of SE U.S. Region President, Orlando Division President and Vice President, Land Resources—SE U.S. Region. Prior to Ryland, Mr. Bass was President of the Florida Region of Taylor Woodrow from 1997 to 2003. He received a Bachelor’s degree in Business Administration from North Carolina Wesleyan College.

Mr. Bass brings to the Board of Directors significant executive management experience, including his extensive experience in the real estate industry. The Board of Directors also values Mr. Bass’s experience as a chief executive officer and a public company director.
Thomas M. Gartland (age 62) has served on the Board since our listing on the NYSE in February 2015. Mr. Gartland serves as Executive Chairman of Scan Global Logistics A/S, a global transportation and logistics organization, where he has served since January 2019. Mr. Gartland serves as Director, Chair of the Compensation Committee, and a member of the Nominating and Corporate Governance Committee of AMB Industries, Inc., a publicly traded provider of facility solutions, where he has served since October 2015. Mr. Gartland was President, North America for Avis Budget Group, Inc., a provider of vehicle rental services, from October 2011 until December 31, 2014. Mr. Gartland served as Executive Vice President of Sales, Marketing & Customer Care at Avis Budget Group, Inc. from April 2008 through October 2011, as a senior executive of JohnsonDiversey, Inc.'s from 1994 to 2008, including most recently as President of the North American Region from 2002 to 2008, and at Ecolab, Inc. from 1980 to 1994, most recently as Vice President and Director of National Accounts. He received a Bachelor’s degree in Business Administration/Marketing from the University of St. Thomas in St. Paul, Minnesota.
Mr. Gartland brings to our Board of Directors a strong background in sales and significant senior executive and operations experience at major, multi-national companies, including a major company in the travel industry.
Beverly K. Goulet (age 65) has served on the Board since our listing on the NYSE in February 2015. Ms. Goulet served as Senior Vice President and Chief Integration Officer of American Airlines Group Inc. from 2013 through November 2015 and Executive Vice President and Chief Integration Officer from December 2015 until her retirement from American Airlines in June 2017. Ms. Goulet serves as a Director of Rolls Royce PLC, where she has served since July 2017. Ms. Goulet served as Chief Restructuring Officer of American Airlines from 2011 to 2013, and as Vice President—Corporate Development and Treasurer from 2002 to 2013. As Chief Restructuring Officer, Ms. Goulet helped guide American Airlines through its restructuring under Chapter 11 of the U.S. Bankruptcy Code. Prior to joining American Airlines, Ms. Goulet practiced corporate and securities law for 13 years. She received a Bachelor’s degree and a Juris Doctor from the University of Michigan.

Ms. Goulet brings to the Board of Directors significant executive management and financial experience at a major company in the travel industry. The Board of Directors also values Ms. Goulet’s legal experience.
Mary E. McCormick (age 62) has served on the Board since our listing on the NYSE in February 2015. Ms. McCormick has extensive experience in real estate, capital markets and corporate governance and brings that expertise to Board discussions. Ms. McCormick is currently the Executive Director for the Center for Real Estate at The Ohio State University, where she is also a Senior Lecturer at the Fisher College of Business. From 2010 to 2016, Ms. McCormick was a Senior Advisor with Almanac Realty Investors, LLC. She served the Ohio Public Employees Retirement System from 1989 through 2005, where she was most recently responsible for directing the then $64 billion fund’s real estate investments. Ms. McCormick has held a number of leadership positions for a variety of national and regional real estate associations, including Chair of the Pension Real Estate Association. Ms. McCormick has served as a Director of EastGroup Properties, an industrial REIT, since 2005, as a Director of Broadstone Net Lease, a private REIT, from 2013 to 2016, and as a Director of Mid America Apartment Communities from 2006 to 2010. Ms. McCormick is a member of the Urban Land Institute, NAIOP, and the Pension Real Estate Association. She received a Bachelor’s degree and an MBA from The Ohio State University.
Ms. McCormick contributes to our Board of Directors through her extensive experience in real estate, capital markets and board governance. The Board of Directors values her leadership and public company director experience.
Dennis D. Oklak (age 66) has served on the Board since our listing on the NYSE in February 2015. Mr. Oklak served as Chief Executive Officer of Duke Realty Corporation, a publicly traded REIT focused on industrial and office properties, from April 2004 through December 2015, and served as Director from April 2004 and Chairman of the board of directors of Duke Realty Corporation from 2005 until April 2017. Mr. Oklak serves as a Director of Tutor Perini Corporation, a publicly traded commercial contractor, where he has served since May 2017. He also serves as the Non-Executive Chairman of the Board of Managers of Concession Company LLC, lessee of the Indiana Toll Road. Mr. Oklak serves on the Board of Directors and Treasurer of the Eskenazi Health Foundation, the Board of Trustees of the Crossroads of America Council of the Boy Scouts of America Foundation and the Dean’s Advisory Board for Ball State University’s Miller College of Business. He holds a Bachelor’s degree from Ball State University.
Mr. Oklak contributes to the Board of Directors real estate industry, consulting, operations, development and executive leadership expertise, as well as finance, accounting and auditing expertise from his nine years as an accountant at Deloitte & Touche LLP prior to joining Duke Realty. The Board of Directors also values his experience as a chief executive officer and a public company director.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Corporate Governance Profile and Board Leadership Structure
We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:
•our Board of Directors is not classified, so each of our directors is subject to election annually;
•director elections are subject to a majority voting standard;
•any director nominee who receives more votes "against" than votes "for" must submit his or her written resignation offer to the Board;
•of the eight persons who serve on our Board, our Board has determined that seven, or 87.5%, satisfy the listing standards for independence of the NYSE;
•our Board has determined that all three members of the Audit Committee qualify as an “audit committee financial expert” as defined by the SEC;
•all members of the Audit, Compensation, and Nominating and Corporate Governance committees of the Board are independent of the Company and our officers and employees;
•we have opted out of the business combination provisions (provided that the business combination has been approved by the Board) and control share acquisition provisions of the MGCL;
•we have opted out of all of the provisions of the Maryland Unsolicited Takeover Act (“MUTA”);
•we have adopted a proxy access right for stockholders;
•stockholders have the right to amend our bylaws; and

•we do not have a stockholder rights plan.
Our Corporate Governance Guidelines provide that our Board of Directors shall select its chairperson and the Company’s chief executive officer in any way it considers in the best interests of the Company. Therefore, the Board does not have a policy on whether the role of the chairperson and chief executive officer should be separate or combined. The Board and the Nominating and Corporate Governance Committee reviews this structure each year and has determined that it is in our best interest not to separate these positions. Mr. Verbaas, our Chief Executive Officer, was appointed Chairman of the Board and assumed the role effective November 2017. Mr. Verbaas possesses a detailed knowledge of our industry, as well as an understanding of both the opportunities and challenges we face. The Board thus believes that Mr. Verbaas is best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most important matters facing the Company. The Board also believes that Mr. Verbaas’ combined role ensures clear accountability, enhances our ability to articulate our strategy and message to our employees, stockholders and business partners and enables decisive overall leadership.
Mr. Donahue served as our Non-Executive Chairman from our listing on the NYSE until Mr. Verbaas’ appointment. To promote the independence of the Board and appropriate oversight of management and to demonstrate our commitment to strong corporate governance, the independent directors have designated an independent, non-employee director to serve as our Lead Director. The Lead Director helps to facilitate free and open discussion and communication among the independent, non-employee directors. We believe that regular meetings of independent directors, without management present, and permitting all directors to add items to the agenda of meetings of the Board and its committees mitigates the risk that having our Chief Executive Officer serve as our Chairman may cause management to have undue influence on the Board. The responsibilities of the Lead Director are set forth in our Corporate Governance Guidelines. Mr. Donahue was appointed Lead Director and assumed the role effective November 2017. The Board believes this current leadership structure best serves the objectives of the Board’s oversight of management, the Board’s ability to carry out its roles and responsibilities on behalf of the stockholders and the Company’s overall corporate governance. The Nominating and Corporate Governance Committee and the Board will periodically review the leadership structure to determine whether it continues to best serve the Company and its stockholders.
During the fiscal year ended December 31, 2019, our Board of Directors held eight meetings (and took action three times by unanimous written consent). The audit committee held five meetings, the compensation committee held three meetings, the nominating and corporate governance committee held five meetings and the executive committee did not meet. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and committees on which such director served during 2019. Additionally, all directors attended all Board meetings and all of our directors attended our 2019 annual meeting of the stockholders.
Our non-management directors meet regularly in executive sessions of the Board and each committee without the presence of any members of management, with our Lead Director or the chair of the respective committee presiding over such sessions. Our directors are expected to make every effort to attend all meetings of the Board of Directors, meetings of the committees of which they are members and any meeting of stockholders.

Director Retirement Policy

Our Corporate Governance Guidelines include a director retirement policy, which requires any director upon attaining the age of seventy-five (75), and annually thereafter, to tender a letter of proposed retirement from the Board to the chairperson of the Board with such effective date of retirement to be at the first annual meeting of the shareholders held thereafter. The Board shall review the director’s continuation on the Board, and in light of all the circumstances, the Board shall accept such proposed retirement or request that the director continue to serve. A majority of the disinterested directors on the Board shall determine the acceptance of the proposed retirement or election to request that the director continue to serve.

Stockholder Engagement and Investor Outreach Program

Our Board is deeply engaged in the Company's strategic direction and performance. To that end, building and maintaining long-term relationships with our stockholders is a core goal of the Company, and there is no higher priority than earning and keeping the trust of our stockholders as we build value for the long-term. Additionally, both management and the Board believe that engaging with our stockholders is a year-round priority. Furthermore, both management and the Board are committed to both proactive and reactive engagement; and we are determined to solicit feedback from our stockholders while also listening to any suggestions they might have to strengthen the long-term prospects of the Company. Thus, the Company regularly contacts representatives of large stockholders to conduct calls, meetings or property tours. In doing so, we provide a forum for discussions regarding the long-term strategy of value creation and feedback they might offer the Company. As a result, in 2019, the Company reached out to, met with or engaged directly with more than 55% of the institutional investors that own our common stock, and we continue to engage with additional stockholders on an ongoing basis. These and other meetings have proved invaluable as a way to promote two-way dialogue with our stockholders regarding the Company's strategic vision for value creation, confirming the value of our stockholder-friendly governance structures and potential enhancements to our board composition and governance, our approach to sustainability and environmental and social responsibility matters, and investor expectations, business actions and opportunities before the Company to be responsive to stockholder feedback. The Board and management will continue this dialogue with our stockholders throughout the year and beyond.

Recent Corporate Governance Developments

As a result of the Company’s stockholder engagement and investor outreach program described above and in furtherance of our goal to closely align our corporate governance structure with the interests of our stockholders, the Company recently made a number of stockholder-friendly revisions to the Company’s corporate governance profile. These enhancements are outlined below.
MUTA Opt-Out
Opt-out of all Provisions of Maryland’s Unsolicited Takeovers Act
In 2017, our Board of Directors determined that it was in the best interest of the Company to opt out of all of the provisions of MUTA. To effect that decision, in 2017 we filed articles supplementary to our charter with the State Department of Assessments and Taxation of Maryland and at the 2018 Annual Meeting of the stockholders we submitted for stockholder approval another amendment to our Charter to eliminate our specific election to be subject to Section 3-804(c) of the MGCL. The 2018 Charter amendment proposal received the requisite stockholder approval at the 2018 Annual Meeting of stockholders, and we amended our Charter and Bylaws to complete our full opt-out of MUTA. We are not permitted to opt back into any of those provisions of MUTA without the approval of our stockholders by the affirmative vote of at least a majority of the votes cast on the matter by stockholders of the Company entitled to vote generally in the election of directors of the Company.
November 2018
In November 2018, after extensive discussions in 2017 and 2018 with the Company’s institutional stockholders holding over 30% of the Company’s outstanding common stock (approximately 40% of all institutional holders), the Board adopted the following significant stockholder-friendly revisions to the Company’s corporate governance profile.
Stockholder Right to Proxy Access
We granted our stockholders a right to submit nominations for directors for inclusion in our proxy statement if both the stockholder proponents and their director nominees satisfy the requirements specified in our Company’s bylaws (our “Bylaws”). This right is commonly known as “proxy access.” We adopted the “3/3/20/2 or 20” model for proxy access. A stockholder (or a group of up to 20 stockholders) owning at least 3% (including at least 0.1% by each group member) of the outstanding common stock for at least 3 years may submit director nominees (the greater of (i) two director nominees or (ii) up to 20% of the Board, rounded down for inclusion in our proxy statement by satisfying the requirements specified in our Bylaws. The Board believes the ownership thresholds outlined above enable stockholders that hold a meaningful stake in the Company for several years to propose director nominees to be included in the Company’s proxy materials.
Majority Voting Standard - Director Resignation Policy
We amended our Bylaws to provide that in an uncontested election, each director nominee shall be elected by a majority of the total votes cast for and against such director nominee. In a contested election, each director nominee shall be elected by a plurality of votes cast. In connection with such Bylaw amendment, the Board also amended its Corporate Governance Guidelines to establish procedures pursuant to which any director who is nominated for re-election to the Board but not elected by a majority of votes cast for and against such director shall offer his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the offer to resign, and the Board will make a decision within 90 days and report the decision via a press release or a filing with the SEC. Such amended Corporate Governance Guidelines can be found on the Investor Relations pages of the Company’s website.

Stockholder Right to Amend Bylaws

We granted our stockholders a right to propose amendments to adopt, alter or repeal our Bylaws, or to make new bylaws. In doing so, we adopted a “1/1/5” model for bylaws amendments. A stockholder (or a group of up to 5 stockholders) owning at least 1% (0.1% for each group member) of the outstanding common stock for at least one year could propose amendments to adopt, alter or repeal our Bylaws, or to make new bylaws, for inclusion in our proxy statement by satisfying the requirements specified in our Bylaws. To amend the Bylaws, the proposal must receive the affirmative vote of the holders of a majority of the outstanding shares of common stock pursuant to a binding proposal properly submitted to the stockholders for approval at a duly called annual or special meeting of stockholders. A stockholder proposal submitted under the Bylaws could not, without the approval of the Board, alter or repeal, (i) Article XII of the Bylaws regarding indemnification of directors and officers of the Company and (ii) Article XV of the Bylaws regarding the procedures for amendment of the Bylaws.

February 2020
Stockholder Right to Amend Bylaws
In February 2020, our Board of Directors determined that it was in the best interest of the Company to grant stockholders who satisfy the ownership requirements of Rule14(a)(8) of the Exchange Act the right to propose amendments to adopt, alter or repeal our Bylaws, or to make new bylaws. Furthermore, the Board removed the Board’s exclusive right to approve amendments to Articles XII and XV of the Bylaws.

Stock Ownership Guidelines

We have adopted stock ownership guidelines for our executive officers and non-employee directors to align the financial interests of our executive officers and non-employee directors with those of our stockholders. Pursuant to our guidelines, our executive officers and non-employee directors shall hold shares of our common stock having an aggregate value equal to or greater than the multiple of his or her base salary or annual base retainer, as applicable, as shown in the following table.

Executive Officers/Non-Employee Directors	Multiple of Base Salary/Annual Base Retainer
Chief Executive Officer	5X
Other Executive Officers	3X
Non-Employee Directors	5X
Shares of our common stock owned directly by our executive officers and non-employee directors, including restricted shares and shares deliverable upon settlement of restricted stock units, other than those restricted shares or restricted stock units that remain subject to performance-based vesting conditions, and LTIP Units (as defined in “Compensation of Directors - Equity Compensation” and “Elements of Executive Compensation - Equity Compensation”) of XHR LP, our operating partnership (the “Operating Partnership”), other than those LTIP Units that remain subject to performance-based vesting conditions, count toward the executive officers’ and non-employee directors’ stock ownership goals. Shares owned indirectly will count toward an executive officer’s and non-employee director’s stock ownership goal if the executive officer or non-employee director has an economic interest in the shares. All executive officers and non-employee directors have five years after first becoming subject to the guidelines to attain the applicable ownership threshold. If an executive officer or non-employee director becomes subject to a greater ownership threshold, due to a promotion or an increase in his or her base salary or annual base retainer, as applicable, the executive officer or non-employee director is expected to meet the higher ownership threshold within three years. With the exception of Mr. Shah who has until April 2021, each of our named executive officers and non-employee directors had until February 2020 to meet his or her respective ownership threshold. At the time of filing this proxy, all of our named executive officers were in compliance with our stock ownership guidelines.
During any time period in which an executive officer’s or non-employee director’s stock ownership goal has not been achieved, including during the five-year period to attain compliance with the ownership guidelines, the executive officer or non-employee director will be required to retain at least 75% of the “net shares” delivered through our equity incentive compensation plans. “Net shares” include shares of our common stock or units of our Operating Partnership and include those shares that are owned by the executive officer or non-employee director after shares are sold, swapped or traded to pay applicable withholding taxes. If the executive officer’s or non-employee director’s stock ownership goal is not attained by the end of the five-year period, the retention requirement shall be increased to 100%. Once an executive officer or non-employee director achieves his or her stock ownership goal, the retention restrictions no longer apply unless a disposition would cause the executive officer’s or non-employee director’s stock ownership to fall below his or her goal. In the event that there is a significant decline in our stock price that causes an executive officer’s or non-employee director’s holdings to fall below the applicable threshold, the executive officer or non-employee director will not be required to purchase additional shares to meet the threshold, but the executive officer or non-employee director shall not be permitted to sell or transfer any shares until the threshold has again been achieved.
Anti-Hedging and Anti-Pledging Policies
The Board has adopted an insider trading policy that contains restrictions on hedging and pledging securities issued by us or our Operating Partnership. With respect to hedging, directors, named executive officers, executive officers, and employees are prohibited from engaging in any hedging or monetization transactions involving any securities issued by us or our Operating Partnership. With respect to pledging, directors, named executive officers, executive officers, and employees are prohibited from holding securities issued by us or our Operating Partnership in a margin account or pledging these securities as collateral for a loan.

Clawback Policy
Our Board has adopted a policy which applies to our named executive officers and may be applied to other employees, as determined by the Board.  In the event the Company is required to prepare an accounting restatement as a result of fraudulent, willful or grossly negligent misconduct, the Board will seek to recover any incentive compensation paid to any executive who engaged in such misconduct in the amount of the excess of the incentive compensation paid, awarded or otherwise due to such executive officer based on the erroneous financial data over the incentive compensation that would have been paid to such executive had it been based on the restated results, as determined by the Board in its sole discretion.
Environmental and Sustainability
Many of our hotels and resorts participate in a variety of environmental sustainability initiatives, such as energy monitoring and preservation, water conservation and waste reduction, and recycling. Our comprehensive energy-efficiency program is aimed not only at making our hotels and resorts more energy efficient and environmentally-friendly, but also at enhancing the profitability of our hotels and resorts. Among these energy-efficiency programs are the use of solar energy to heat pools, retro-fitting incandescent lighting systems with new LED fixtures, installing guestroom “smart” thermostats that adjust room conditions based upon occupancy status, making central plant efficiency upgrades, installing low-flow toilet systems, and recycling laundry water. Additionally, many of our hotels and resorts participate in the Clean the World program; a well-respected and highly recognized hospitality organization that sterilizes, recycles and remanufactures unused soap and bottled hygiene products, reducing the waste into landfills and providing aid worldwide. In 2019 we published our first Corporate Social Responsibility Report and in early 2020 we adopted and published our Enterprise Environmental Policy, Human Rights and Labor Rights Policy, and Supplier/Vendor Code of Conduct. In March 2020, we published our second Corporate Responsibility Report disclosing key environmental sustainability metrics and other notable items. These reports and policies can all be found on our website at www.xeniareit.com/corporate-responsibility.

We are committed to expanding these practices and formally developing additional programs over the next several years. We continue to seek new environmental innovations and practices to implement across our portfolio. While the lodging industry’s environmental sustainability efforts are still considered to be at an early stage, the various hotel brands and operators are aligned with us in their desire to advance environmental programs and practices. Together we are committed to improving energy efficiency and reducing the environmental impact of our hotels and resorts.
Corporate Citizenship and Community Impact
The Company takes seriously its responsibility to invest in and strengthen the communities in which our properties are located and believes in giving back. In addition to supporting our operators in the communities in which our hotels and resorts are located, we have made a significant effort to embrace and support local charitable organizations in the Central Florida area, where our corporate office is located. Since our listing event, at our employees’ request, we have invited over 25 different charitable organizations to visit our office and meet our employees. This has helped our employees volunteer and directly contribute to worthy causes within our local community. As a result of these initiatives, in 2017 the Company was awarded the Community Service Award by the Orlando Sentinel for its outstanding efforts. Our employees furthered our community outreach programs in 2019, which included participation in financial education and literacy training for local students, providing for families in need through serving meals in the community as well as packaging thousands of pounds of food for distribution, volunteering at our local botanical garden, in addition to employees serving on various committees and boards throughout the community.
Succession Planning
Our Board of Directors, along with input from our Nominating and Corporate Governance Committee, regularly reviews succession planning for the Chief Executive Officer, other executive officers and key employees, to cover emergency and other possible occurrences resulting in a vacancy in the position of Chief Executive Officer or other key management positions. In addition to succession planning for management positions, the Board, with input from our Nominating and Corporate Governance Committee also administers our Board refreshment process and director succession planning.
Role of our Board of Directors in Risk Oversight
One of the key functions of our Board of Directors is informed oversight of our risk management process as well as strategic risks to the Company. At least annually, the Company’s named executive officers who are responsible for the Company’s day-to-day risk management practices present to the Board a comprehensive report on the material risks to the Company, including cyber-risk, credit risk, liquidity risk and operational risk. At that time, the management team also reviews with the Board the Company’s risk mitigation policies and strategies specific to each risk that is identified. Throughout the year, management monitors the Company’s risk profile and updates the Board as new material risks are identified or as the aspects of a risk previously presented to the Board materially change. Our Board administers this oversight function directly, with support from its four standing committees, the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, and the Executive Committee, each of which addresses risks specific to its respective areas of oversight. In particular, as more fully described below, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements and, management of cyber-related risks in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee provides oversight with respect to corporate governance and oversight of ethical conduct and monitors the effectiveness of our corporate governance and environmental and sustainability guidelines. The Compensation Committee is responsible for overseeing risks related to the Company’s compensation policies and practices.
Board Committees
Our Board of Directors has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee. The principal functions of each committee are briefly described below. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee comply with the applicable listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time, with respect to each of these committees and each of these committees is comprised exclusively of independent directors. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee was formed by our Board of Directors in February 2015 following our listing on the NYSE. The Executive Committee was formed in June 2015.

Additionally, our Board may from time to time establish other committees or sub-committees to facilitate the Board’s oversight of management of the business and affairs of our company.
Audit Committee
Messrs. Oklak and Donahue and Ms. Goulet are the members of the Audit Committee of the Board of Directors with Mr. Oklak serving as Chair. Our Audit Committee was established in accordance with section 3(a)(58)(A) of the Exchange Act. Each of the members of the Audit Committee is independent, as defined by the rules of the NYSE, Section 10A(m)(3) of the Exchange Act and the rules and regulations of the SEC. Each member of the Audit Committee qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations. Our Board has determined that each of the members of our Audit Committee is “financially literate” as that term is defined by the NYSE corporate governance listing standards. The Audit Committee has oversight responsibilities regarding:
•the integrity of our financial statements;
•our compliance with legal and regulatory requirements;
•the evaluation of the qualifications, independence and performance of our independent registered public accounting firm; and
•the design and implementation and performance of our internal audit function.
The Audit Committee is also responsible for, among other things:
•appointing, evaluating, compensating and overseeing an independent registered public accounting firm, approving services that may be provided by the independent registered public accounting firm, including audit and non-audit services, reviewing the independence of the independent registered public accounting firm and reviewing the adequacy of the auditing firm’s internal quality control procedures;
•preparing the audit committee report required by SEC regulations to be included in our proxy statement;
•reviewing and discussing the Company’s annual and quarterly financial statements with management and the independent auditor;
•engagement, evaluation and compensation of the internal auditor;
•discussing our overall risk assessment and management, including major financial and cyber risks; and
•reviewing and approving any transaction between us and a related person pursuant to our related person transaction policy.
Our Board of Directors has adopted a written charter for our Audit Committee, which is available on our website at www.xeniareit.com under the headings “Investor Relations — Corporate Governance — Audit Committee Charter”.

Compensation Committee
Messrs. Gartland, Alschuler and Bass are the members of the Compensation Committee of the Board of Directors with Mr. Gartland serving as Chair. Each of the members of the Compensation Committee is independent, as defined by the rules of the NYSE and the rules and regulations of the SEC. The Compensation Committee is responsible for, among other things:
•annually reviewing and approving the corporate goals and objectives with respect to the compensation of our Chief Executive Officer and evaluating our Chief Executive Officer’s performance in light of these goals and objectives and, based upon this evaluation, setting our Chief Executive Officer’s compensation;
•reviewing and setting the compensation of our executive officers other than the Chief Executive Officer;
•reviewing and making recommendations to our Board of Directors regarding director compensation;
•reviewing and approving or recommending to our Board of Directors our incentive compensation and equity-based plans and arrangements;
•reviewing and discussing with management our Compensation Discussion & Analysis (“CD&A”) and considering whether to recommend to our Board of Directors that our CD&A be included in the appropriate filing;
•preparing the annual Compensation Committee Report; and
•overseeing and periodically assessing material risks associated with our compensation structure, policies and programs generally for all employees, including our named executive officers.
The Compensation Committee has retained FPL Associates L.P. (“FPL”) to serve as the Compensation Committee’s independent compensation consultant since our listing on the New York Stock Exchange on February 4, 2015.  FPL was engaged to assist the Compensation Committee with a variety of tasks, which for 2019 included, among other things, developing our public peer group, analyzing pay by both magnitude and structure across our peer group, evaluating our compensation programs for both executives and non-employee directors, providing market trends and information on best practices, and assisting with the design of our pay systems, which includes a long-term incentive program for our executives.  The Compensation Committee assessed the independence of FPL, including consideration of the independence factors specified in the NYSE listing standards, and concluded that no conflict of interest existed in 2019 that would prevent FPL from serving as an independent consultant to the Compensation Committee.  The Compensation Committee retains its authority over, and is responsible for, all compensation decisions.
Our Board of Directors has adopted a written charter for our Compensation Committee, which is available on our website at www.xeniareit.com under the headings “Investor Relations — Corporate Governance — Compensation Committee Charter”.
Nominating and Corporate Governance Committee
Mmes. McCormick and Goulet and Mr. Alschuler are the members of the Nominating and Corporate Governance Committee of the Board of Directors with Ms. McCormick serving as Chair. Each of the members of the Nominating and Corporate Governance Committee is independent, as defined by the rules of the NYSE and the rules and regulations of the SEC. The Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying individuals qualified to become members of our Board of Directors and ensuring that our Board of Directors has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds, and recommending to the Board the nominees for election to the Board at annual meetings of stockholders;
•reviewing the committee structure of the Board of Directors and recommending directors to serve as members of each committee of the Board of Directors;
•developing and recommending to the Board of Directors a set of corporate governance guidelines applicable to us and, from time to time, reviewing such guidelines and recommending changes to the Board of Directors for approval as necessary;
•overseeing the annual self-evaluations of the Board of Directors and its respective committees; and
•overseeing the environmental and sustainability initiatives of the Company.
Our Board of Directors has adopted a written charter for our Nominating and Corporate Governance Committee, which is available on our website at www.xeniareit.com under the headings “Investor Relations — Corporate Governance — Nominating and Governance Committee Charter”.

Selection of Director Nominees
The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director candidates and recommending to the Board of Directors those candidates to be nominated for election to the Board of Directors.
The Nominating and Corporate Governance Committee will consider relevant experience, skills and knowledge as well as minimum individual qualifications, including strength of character, mature judgment, industry knowledge or experience, and an ability to work collegially with the other members of the Board of Directors. The Nominating and Corporate Governance Committee does not have a set policy for considering or weighing diversity in identifying nominees, however it will consider all factors it considers appropriate, which may include age, gender and ethnic and racial background, existing commitments to other businesses, other board service, potential conflicts of interest with other pursuits, legal considerations, corporate governance background, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. The Nominating and Corporate Governance Committee will screen all potential candidates in the same manner, regardless of the source of the recommendation. The review is expected to be based on any written materials provided with respect to potential candidates, and the Nominating and Corporate Governance Committee will review the materials to determine the qualifications, experience and background of the candidates. Final candidates are expected to be interviewed by one or more members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may retain a search firm in the future to assist with identifying and recruiting director candidates for our Board.
The Nominating and Corporate Governance Committee will consider director candidates properly recommended by stockholders for our 2021 annual meeting of stockholders. Any such recommendations should be included in a written notice addressed to the Chairperson of the Nominating and Corporate Governance Committee, care of: Xenia Hotels & Resorts, Inc., 200 S. Orange Avenue, Suite 2700, Orlando, Florida 32801, Attention: Corporate Secretary or shareholdercommunications@xeniareit.com. The notice must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and include the information required by the Company’s bylaws for advance notice of stockholder nominees for director. If the shares of our common stock held by the stockholder making the recommendation are held in “street name,” notices should also attach proof of ownership of Xenia common stock as of the date of the notice. At a minimum, candidates recommended for nomination to the Board of Directors must meet the director independence standards of the NYSE. December 1, 2020 is the deadline established by the Nominating and Corporate Governance Committee for submission of potential director nominees for consideration by the Nominating and Corporate Governance Committee for nomination at the 2021 annual meeting of stockholders.
Executive Committee
Messrs. Verbaas, Donahue, Gartland and Oklak and Ms. McCormick are the members of the Executive Committee of the Board of Directors with Mr. Verbaas serving as Chair.
The Executive Committee has, and may exercise, all the powers of the Board in the management of the business and affairs of the Company between meetings of the Board of Directors, except (a) as limited by our charter or bylaws, each as amended, the rules of the NYSE or applicable law or regulation and (b) with respect to matters that are specifically reserved for the Board or another committee of the Board.
Our Board of Directors has adopted a written charter for our Executive Committee, which is available on our website at www.xeniareit.com under the headings “Investor Relations - Corporate Governance - Executive Committee Charter”.
Director Independence
Under our Corporate Governance Guidelines, our Board of Directors will be comprised of a majority of directors who qualify as independent directors under the listing standards of the NYSE. The Board is required to make an affirmative determination at least annually as to the independence of each director. In making independence determinations, the Board reviews all relevant business relationships any director or nominee for director may have with the Company, including that certain entities affiliated with the directors may pay amounts to the Company for room accommodations and meeting space in the ordinary course of business. Of the eight persons who serve on our Board of Directors, our Board has determined that each of Messrs. Donahue, Oklak, Alschuler, Bass and Gartland and Mmes. Goulet and McCormick, or 87.5% of our directors, satisfy the listing standards for independence of the NYSE.
Corporate Governance Guidelines
Our Board of Directors has adopted a set of Corporate Governance Guidelines, which are available on our website at www.xeniareit.com under the headings “Investor Relations — Corporate Governance — Corporate Governance Guidelines”.

Code of Ethics and Business Conduct
Our Board has adopted a code of ethics and business conduct that applies to our directors, officers and employees. Among other matters, our code of ethics and business conduct is designed to deter wrongdoing and to promote:
•honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;
•full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•compliance with applicable governmental laws, rules and regulations;
•prompt internal reporting of violations of law or the code of ethics and business conduct to appropriate persons identified in the code of ethics and business conduct;
•accountability for adherence to the code of ethics and business conduct, including fair process by which to determine violations;
•consistent enforcement of the code of ethics and business conduct, including clear and objective standards for compliance;
•protection for persons reporting any such questionable behavior;
•protection of the Company’s legitimate business interests, including its assets and corporate opportunities; and
•confidentiality of information entrusted to directors, officers and employees by the Company and its customers.
Any waiver of the code of ethics and business conduct for our directors or executive officers must be approved by a majority of our independent directors, and any such waiver shall be promptly disclosed as required by law and NYSE regulations.
Our code of ethics and business conduct is available on our website at www.xeniareit.com under the headings “Investor Relations — Corporate Governance — Code of Ethics and Business Conduct”.
Stockholder Communications with our Board of Directors
Our Board of Directors has adopted a policy regarding stockholder communications with our Board of Directors. Pursuant to this policy, stockholders of the Company, or other interested parties, may communicate with independent members of the Board or the chairman of one of the Board committees, including the chairman of executive sessions of non-management directors, by addressing any communications to the intended recipient by name or position in care of: Xenia Hotels & Resorts, Inc., 200 S. Orange Avenue, Suite 2700, Orlando, Florida 32801, Attention: Corporate Secretary or shareholdercommunications@xeniareit.com.
Our policy regarding stockholder communications contains additional information regarding these communications and is available on our website at www.xeniareit.com under the headings “Investor Relations — Corporate Governance — Stockholder Communications Policy”.
Compensation Committee Interlocks and Insider Participation
Messrs. Gartland, Alschuler and Bass are the members of the Compensation Committee of the Board of Directors. None of the current members of our Compensation Committee is, or has at any time been, an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors of any other entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Compensation of Directors
Cash Compensation
Under our Director Compensation Program, which was restated effective as of January 1, 2018 and through December 31, 2019 (the “Director Compensation Program”), each non-employee director was entitled to receive an annual cash retainer of $75,000. In addition, committee members and chairpersons and our Lead Director were entitled to receive the following additional annual cash retainers (as applicable):
Chair of Audit Committee: $20,000
Chair of Compensation Committee: $17,500
Chair of Nominating and Governance Committee: $15,000
Non-Chair Audit Committee Member: $10,000

Non-Chair Compensation Committee Member: $5,000
Non-Chair Nominating and Corporate Governance Committee Member: $5,000
Lead Director: $45,000
Equity Compensation

In addition to the cash retainers, each non-employee director who was initially elected or appointed to serve on the Board was granted an award of shares of our common stock on the effective date of such initial election or appointment with a value equal to $85,000. Awards granted to directors who were initially elected or appointed on a date other than an annual meeting date were pro-rated to reflect the director’s partial year of service. Additionally, each director who was re-elected at an annual meeting was granted an award of LTIP Units of our Operating Partnership on the date of the annual meeting with a value equal to $85,000. Under certain circumstances, a director could be granted an equivalent number of shares of our common stock in lieu of LTIP Units. All such awards were fully-vested as of the date of grant.

Amended and Restated Director Compensation Program (effective January 1, 2020)

In February 2020, our Board of Directors adopted an amended and restated Director Compensation Program, effective as of January 1, 2020. Pursuant to the amended and restated Director Compensation Program, the base retainer fees for the Chair of the Compensation Committee were increased to $20,000, Non-Chair Compensation Committee members were increased to $10,000, Non-Chair Nominating and Corporate Governance Committee members were increased to $7,500, and the initial election or appointment equity grant amount was increased to $100,000.

2019 Non-Employee Director Compensation Table

The following table sets forth the compensation awarded or paid to, or earned by, our non-employee directors during 2019. This table excludes Mr. Verbaas, who is an employee of the Company and does not receive compensation for his services as a director. All compensation paid to Mr. Verbaas in 2019 is reflected in “Article IV: Executive Compensation — Summary Compensation Table”.

Name	Fees Earned in Cash ($)(1)	LTIP Unit Awards ($)(2)	Total ($)
Jeffrey H. Donahue	$130,000	$85,008	$215,008
John H. Alschuler	85,000	85,008	170,008
Keith E. Bass	80,000	85,008	165,008
Thomas M. Gartland	92,500	85,008	177,508
Beverly K. Goulet	90,000	85,008	175,008
Mary E. McCormick	90,000	85,008	175,008
Dennis D. Oklak	95,000	85,008	180,008
(1)Amounts reflect annual retainers and, as applicable, committee chair and member retainers and lead director retainers earned in 2019.
(2)Amounts reflect the grant date fair value of LTIP Unit awards granted during 2019 computed in accordance with Accounting Standard Codification ("ASC") Topic 718, Compensation - Stock Compensation ("ASC Topic 718"). For additional information regarding the assumptions used to calculate the value of such LTIP Unit awards, please refer to Note 13 in our consolidated financial statements for the fiscal year ended December 31, 2019, included in our Annual Report on Form 10-K for the year ended December 31, 2019. Each non-employee director was granted 3,824 fully vested LTIP Units of the Operating Partnership during 2019. The number of LTIP Units granted to each non-employee director was determined by dividing (x) $85,000, by (y) the closing trading price of a share of our common stock on the date of grant, rounded up to the nearest whole LTIP Unit.

ARTICLE III: EXECUTIVE OFFICERS
The following sets forth information regarding the executive officers of the Company.

Name	Age	Position
Executive Officers
Marcel Verbaas	50	Chairman and Chief Executive Officer
Barry A.N. Bloom	55	President and Chief Operating Officer
Atish Shah	47	Executive Vice President, Chief Financial Officer and Treasurer
Philip A. Wade	43	Senior Vice President and Chief Investment Officer
Joseph T. Johnson	45	Senior Vice President and Chief Accounting Officer
Taylor C. Kessel	41	Senior Vice President and General Counsel
Biographical information pertaining to Mr. Verbaas, who is both our Chairman and an executive officer of the Company, can be found in the section above entitled “Corporate Governance — Our Board of Directors.”
Barry A.N. Bloom, Ph.D. is our President and Chief Operating Officer. Mr. Bloom held the position of Executive Vice President and Chief Operating Officer with Xenia or its affiliated entities from July 2013 until November 2017 when he was appointed President and Chief Operating Officer. In this role, Mr. Bloom is responsible for direct oversight of the asset management and project management functions, as well as a variety of strategic and operational corporate functions of Xenia. From July 2011 to June 2013, Mr. Bloom served as an Associate Professor of the Practice in the School of Hospitality Administration at Boston University and from July 2010 to June 2011, Mr. Bloom served as an Instructor in the School of Hospitality Leadership at DePaul University. From 2008 to 2011, Mr. Bloom co-founded and was a Principal of Abacus Lodging Investors LLC, a hotel investment and advisory firm. Prior to pursuing an academic career, Mr. Bloom worked for a variety of leading hotel investment firms, most recently as Executive Vice President of Portfolio Management & Administration with CNL Hotels & Resorts, Inc. from 2003 to 2007, where he was responsible for oversight of the company’s $6.6 billion portfolio. Prior to CNL, he served as Vice President - Investment Management for Hyatt Hotels Corporation from 2000 to 2003. In addition, Mr. Bloom has worked for Tishman Hotel & Realty, VMS Realty Partners and Pannell Kerr Forster (now CBRE Hotels). Mr. Bloom received his Bachelor of Science degree in Hotel and Restaurant Management as well as a Master of Business Administration degree from Cornell University and a Doctor of Philosophy degree in Hospitality Management from Iowa State University.
Atish Shah, is our Executive Vice President, Chief Financial Officer and Treasurer and has held this position with Xenia since April 2016. Mr. Shah most recently served as Senior Vice President – Strategy, Financial Planning & Analysis, and Investor Relations for Hyatt Hotels Corporation (“Hyatt”), a position he held beginning September 2012. From April 2015 to March 2016, Mr. Shah also served as Interim Chief Financial Officer for Hyatt. In this role, Mr. Shah had responsibility for the global finance function, including treasury, tax, accounting, internal audit, operations finance and purchasing. Mr. Shah began at Hyatt in December 2009 as Senior Vice President – Investor Relations. Prior to joining Hyatt, Mr. Shah served as a portfolio manager of a hospitality real estate private equity fund at Lowe Enterprises. Prior to that, he worked for Hilton Hotels Corporation in a variety of finance roles, including those in feasibility, planning, investment analysis and investor relations. Mr. Shah holds a Bachelor of Science with Honors from Cornell University, a Master of Management in Hospitality from Cornell University and an MBA from The Wharton School of the University of Pennsylvania.
Philip A. Wade, is our Senior Vice President and Chief Investment Officer. Mr. Wade has served as Chief Investment Officer since January 2014, Senior Vice President since January 2011 and Vice President since 2007 of Xenia or certain of its affiliated entities. Mr. Wade is responsible for our investment activities, and has been involved in all of our hotel acquisitions and dispositions. From 2005 to 2007, Mr. Wade was the Director of Acquisitions & Asset Management for The Procaccianti Group, a real estate investment and management company, where he was responsible for underwriting the company’s hotel acquisitions and asset management of its hotel portfolio. Mr. Wade also was a senior analyst in the acquisitions department of CNL Hotels & Resorts, Inc., from 2002 to 2005, and started his hospitality career as a consultant with PKF Consulting, a hospitality and real estate consulting firm, in 1999. Mr. Wade received his Bachelor of Science degree in Management from the A.B. Freeman School of Business at Tulane University.
Joseph T. Johnson, is our Senior Vice President and Chief Accounting Officer and has held this position since May 2015. In this role, Mr. Johnson has primary responsibility of overseeing accounting, SEC financial reporting, taxation and information technology. Previously, Mr. Johnson served as Chief Financial Officer of CNL Healthcare Properties, Inc. and CNL Lifestyle Properties, Inc., each of which were public non-listed REITs, from 2011 until April 2015.  Prior to and during that time Mr. Johnson also held various other positions with these entities and their affiliates, including Senior Vice President, Treasurer and Chief Accounting Officer.  Prior to this, Mr. Johnson served as Vice President of Financial Reporting for CNL Hotels & Resorts, Inc. a public non-listed lodging REIT. Mr. Johnson began his career in the audit practice of KPMG LLP. He is a graduate of the University of Central Florida and holds a Bachelor of Science and Masters in Accounting from the Kenneth G. Dixon School of Accounting at the University of Central Florida.

Taylor C. Kessel, is our Senior Vice President and General Counsel and serves as the company’s Secretary. Mr. Kessel joined the company in January 2015 and served as Vice President – Corporate Counsel until 2016 when he was appointed to his current role. Mr. Kessel is responsible for managing the legal affairs of Xenia and its affiliates, including corporate governance, compliance with securities regulations, acquisitions and dispositions, loan transactions, litigation management, and providing legal support to the asset management and project management teams. Previously, Mr. Kessel served as Corporate Counsel for Ruth’s Hospitality Group, Inc., a publicly traded restaurant company and the operator of Ruth’s Chris Steak House, from 2011 through 2014. Prior to Ruth’s, Mr. Kessel served as Corporate Counsel for CNL Lifestyle Properties, a public REIT that invested in income-producing properties with a focus on lifestyle-related industries. Mr. Kessel is a member of the Florida Bar and a graduate of University of Florida Frederick G. Levin College of Law and holds a Masters of Science in Real Estate and a Bachelor of Science in Business Management both from the Warrington College of Business at University of Florida.

ARTICLE IV: EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This section discusses the principles underlying our policies and decisions with respect to the compensation of our named executive officers who are named in the “Summary Compensation Table” below and the principal factors relevant to an analysis of these policies and decisions. We refer to this group collectively as our “named executive officers.” Our named executive officers for 2019 are:
•Marcel Verbaas, Chairman and Chief Executive Officer;
•Barry A.N. Bloom, President and Chief Operating Officer;
•Atish Shah, Executive Vice President, Chief Financial Officer and Treasurer;
•Philip A. Wade, Senior Vice President and Chief Investment Officer; and
•Joseph T. Johnson, Senior Vice President and Chief Accounting Officer
Executive Summary
Company Highlights
Our significant accomplishments in 2019, included:

Adjusted FFO(1)	Increased 2.1% to $250.6 million in 2019 from $245.4 million in 2018.

Same-Property Hotel EBITDA Margin(1)	Increased 23 basis points to 28.3% on a 1.7% increase in Same-Property hotel operating expenses for the year ended December 31, 2019 compared to the year ended December 31, 2018. This represents the 5th consecutive year of Same-Property Hotel EBITDA margin growth.

RevPAR(1)	Increased total portfolio RevPAR for the year ended December 31, 2019, which includes the results of hotels that were sold or acquired during 2019 and 2018, by 3.6% to $168.43 compared to $162.64 for the year ended December 31, 2018. In addition, we increased our Same-Property RevPAR by 2.0% to $171.32 in 2019 compared to $168.01 in 2018.

Transactions	In December 2019, the Company acquired the newly developed 600-room Hyatt Regency Portland at the Oregon Convention Center for a purchase price of $190 million, or approximately $317,000 per key. Also in December, the Company completed the sale of the 409-room Marriott Griffin Gate Resort & Spa in Lexington, Kentucky for $51.5 million and the 113-room Marriott Chicago at Medical District/UIC in Chicago, Illinois for $10.0 million.

Capital Expenditures	Invested approximately $93 million in capital projects throughout the portfolio, including the new 25,000 square foot ballroom and 32,000 square feet of pre-function and support space at Hyatt Regency Grand Cypress, commenced the transformational renovation at Park Hyatt Aviara Resort, Golf Club & Spa, and completed various substantial renovations at ten other hotels, some of which included improvements to the lobby, meeting space and guest rooms.

Financing
During 2019, the Company amended its existing $125 million unsecured term loan maturing in September 2024 to lower its borrowing cost, drew the remaining $85 million on its $150 million unsecured term loan maturing in August 2023, and paid off two mortgage loans totaling $105 million. As of December 31, 2019, the Company had total outstanding debt of $1.3 billion with a weighted average interest rate of 3.72%. Over 70% of the Company's debt has interest rates which are fixed or have been hedged to fixed. In addition, the Company had $340 million available on its $500 million Senior Unsecured Revolving Credit Facility.

Dividends	Declared four quarterly dividends totaling $1.10 per share, returning approximately $126 million to common stock and unit holders, which represented an approximate 6.4% yield relative to the Company's stock price on December 31, 2018.

(1)Please refer to “Part II - Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2019 for further information about how we calculate RevPAR and Adjusted FFO and the reconciliation of Adjusted FFO to Net Income. In addition, please refer to Exhibit 99.1 to the Current Report on Form 8-K filed on February 24, 2020 for our definition of Same-Property, our reconciliation of Net Income to Same-Property Hotel EBITDA and our calculation of Hotel EBITDA Margin for the year ended December 31, 2019. These references also provide information as to why we consider these non-GAAP financial measures to be useful key supplemental measures of our operating performance.

Overview of Executive Compensation Program
The Company believes compensation should reinforce and promote the business objectives of the Company. The Company also believes that executive officers who are motivated and challenged by their duties are more likely to achieve the individual and corporate performance goals approved by the Compensation Committee. The primary purpose of the Company’s executive compensation program is to achieve the Company’s business objectives by attracting, retaining and motivating talented executive officers by providing financial incentives and economic security.
A significant percentage of compensation for our executive officers is based on performance. Performance-based pay aligns the interests of management with the Company’s stockholders. For 2019, approximately 68% of Mr. Verbaas’ and an average of approximately 62% of the Company’s other named executive officers’ target total compensation was performance-based and “at-risk.” The charts below depict the composition, at target levels, of each element of compensation, including those that are performance-based. The Company seeks to align the interests of executive officers with those of its stockholders by providing a significant portion of executive officers’ compensation in the form of equity, either through shares of common stock or units of limited partnership interest in the Company’s Operating Partnership. Through share ownership guidelines for executive officers and grants of time- and performance-based vesting LTIP Units, the value of the executive officers’ total compensation increases as total returns to stockholders increase. Moreover, the Company’s executive compensation program is designed to reward favorable total stockholder returns, both in an absolute amount and relative to peers of the Company, taking into consideration the Company’s competitive position within the lodging REIT industry and each executive’s long-term career contributions to the Company.

Highlighted below are the key objectives and elements of our executive compensation program, the purpose of each element and the process for determining each element.
Compensation Best Practices
Our executive compensation program incorporates the following best practices:

	What we do		What we don't do

✓	Our executives’ total compensation opportunity is primarily based on Company performance, awarded through our annual and long-term incentive compensation programs.	✗	We do not provide change in control excise tax “gross-up” payments.

✓	Our Chief Executive Officer receives approximately 68% and other named executive officers receive approximately 62% of target total compensation in the form of long-term equity incentives.	✗	We do not provide guarantees for equity awards or cash incentive payments.

✓	Any change in control cash payments pursuant to severance agreements with our named executive officers are subject to a “double-trigger.”	✗	No automatic, annual increase in executive salaries.

✓	Named executive officers are required to accumulate and hold a meaningful amount of stock. Refer to the subsection entitled “Stock Ownership Guidelines” for more detail.	✗	The Company does not maintain a pension plan and does not provide excessive perquisites to the NEOs.

✓	Our Compensation Committee retains and meets regularly with an independent compensation consultant to advise on executive compensation.	✗	No pledging, hedging or short sales of Company securities by directors, officers or employees.

✓	Our Compensation Committee regularly reviews the Company’s compensation plans and programs to ensure they are designed to create and maintain stockholder value and do not encourage excessive risk.	✗	No counting of unvested performance equity awards toward our stock ownership guidelines.

✓	The Compensation Committee considers, in making its compensation decisions, whether our compensation arrangements create risks that are reasonably likely to have a material adverse effect on us.

✓	We maintain a clawback policy to recover amounts inappropriately paid in the event of a restatement of our financial statements.

✓	We review and consider stockholder feedback in structuring executive compensation.

✓	We apply multi-year vesting requirements to all equity awards to facilitate retention and ensure performance alignment.

✓	Annual advisory vote on executive compensation (“say on pay”).

Determination of Compensation
Our Compensation Committee is responsible for determining the amount and composition of compensation paid to all of our named executive officers. Our Compensation Committee exercises its independent discretion in reviewing and approving the executive compensation program, as well as specific compensation levels for each named executive officer. In its role, the Compensation Committee utilizes market data from publicly available sources and as provided by FPL. Additionally, the Compensation Committee reviews and considers the recommendations of Mr. Verbaas with respect to compensation decisions of our named executive officers other than himself. The Compensation Committee believes it is valuable to consider the recommendations of Mr. Verbaas with respect to these matters because, given his knowledge of the day-to-day responsibilities of our executive officers, he is in a unique position to provide the Compensation Committee perspective into the performance of our executive officers.
At our 2019 annual meeting, over 95% of votes cast were in favor of our “say on pay” proposal. This marks the third consecutive year that the Company has received in excess of 90% support on our “say on pay” proposal. Though the members of the Compensation Committee believe that the stockholder vote on our 2019 “say on pay” proposal endorses the Company’s compensation program, the Compensation Committee endeavors to continuously improve the Company’s compensation program to align with the interests of our stockholders. Following the 2017 “say-on-pay frequency” vote, our Board of Directors resolved to continue to hold annual say on pay votes.
Previous Say on Pay Results
Independent Consultant
FPL advises our Compensation Committee on compensation program design and the amounts payable to our executive officers. FPL provides our Compensation Committee with information on executive compensation trends, best practices and advice for potential improvements to the executive compensation program. FPL does no work for management, receives no compensation from the Company other than for its work in advising our Compensation Committee, and maintains no other economic relationships with the Company.
Annual Process
At the end of each year, our Compensation Committee reviews the total compensation of each of our named executive officers for that year, including an estimate of the incentive plan compensation for the year. At this meeting, our Compensation Committee also reviews appropriate compensation studies and surveys provided by FPL. After the review, our Compensation Committee finalizes and approves the design of the compensation program for the upcoming year.
Use of Competitive Peer Group
Our Compensation Committee engages FPL annually to provide a study of our executive officer compensation compared to executive officer compensation at ten similarly situated lodging REITs, or what we call our “Peer Group.” Our Peer Group was selected because their total assets, asset characteristics, revenues, number of employees and market capitalization were comparable to ours. For 2019, the Peer Group consisted of nine public hospitality REITs that the Company and FPL consider to be the most relevant peer group against which to review compensation for our named executive officers.  The Peer Group had total enterprise values ranging from approximately 0.6x to 1.7x the Company’s total enterprise value at the time of selecting the Peer Group.  The members of our Peer Group are:

Apple Hospitality REIT, Inc.	Hersha Hospitality Trust	Ryman Hospitality Properties, Inc.
Chesapeake Lodging Trust(1)	Pebblebrook Hotel Trust	Summit Hotel Properties, Inc.
DiamondRock Hospitality Company	RLJ Lodging Trust	Sunstone Hotel Investors, Inc.

(1)During 2019, Park Hotels & Resorts, Inc. completed a merger with Chesapeake Lodging Trust.

Following the review of the study and considering the experience and skill level of each executive, our Compensation Committee sets an appropriate base salary for the named executive officers along with target bonuses and equity awards for the following year. While the Compensation Committee examines market data, including data derived from the Peer Group, the Compensation Committee also takes into consideration a number of qualitative factors and individual assessments in arriving at an appropriate compensation package for each individual executive officer and the Compensation Committee does not set the compensation of the named executive officers to a particular percentile of the Peer Group or any single component thereof, such as base salary, total cash compensation, incentive compensation or total compensation. Instead, the Compensation Committee reviews the compensation information to inform itself of the compensation amounts paid by the Company’s competitors to their executive officers and therefore required for executive officer recruitment and retention.
Subsequent to the end of the year and once the financial results for the prior year are available, our Compensation Committee reviews the achievement of the formulaic components of the cash incentive program and individual objectives. Based on this review, our Compensation Committee finalizes and approves the annual cash incentive compensation for the prior year. Additionally, our Compensation Committee finalizes the structure of the current year annual cash incentive compensation program and the amount and structure of the long-term equity incentive awards. We believe our programs are effectively designed and working well in alignment with the interests of our stockholders and are instrumental to achieving our business strategy.
Elements of Executive Compensation Program
Annual Base Salary
2019 and 2020 Salaries
Our named executive officers receive a base salary to compensate them for services rendered to the Company. The base salary payable to each of the executives is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. For 2019 and 2020, the base salary of each of our named executive officers was based on the following qualitative and quantitative factors:
•an amount necessary to retain the named executive officers;
•the scope of the named executive officer’s responsibilities;
•the experience and skill set possessed by the particular named executive officers;
•the role within the executive management team;
•the competitive market compensation paid to executive officers in similar positions within our peer group.
The 2019 annual base salaries for the named executive officers are provided in the "Summary Compensation Table" or in the footnotes to the same. For 2020, after considering the information and analysis provided by FPL regarding the compensation levels of executive officers of the applicable peer group, the Compensation Committee decided not to increase the annual base salaries for Messrs. Bloom or Wade, but approved increases to the annual base salaries for Messrs. Verbaas, Shah and Johnson so that their annual base salaries are more comparable to those of the equivalent officers in the applicable peer group. After no increase in base salary since early 2016, the Compensation Committee decided to increase Mr. Verbaas' base salary to reflect his tenure, the Company's performance since listing, and to more closely align his overall compensation with the applicable peer group. As a result, the Compensation Committee approved annual base salaries for 2020 for Messrs. Verbaas, Bloom, Shah, Wade and Johnson of $900,000, $560,000, $510,000, $400,000, and $355,000, respectively.
Non-Equity Incentive Program
2019 Bonuses
In 2019, our named executive officers participated in an annual bonus program under which each of the executives was eligible to receive an annual cash performance bonus based upon the achievement of certain performance criteria.
The threshold, target and maximum bonus levels for each of our named executive officers for 2019 were:

Name	Threshold Annual Bonus (% of annual base salary)	Target Annual Bonus (% of annual base salary)	Maximum Annual Bonus (% of annual base salary)
Marcel Verbaas	75%	125%	200%
Barry A.N. Bloom	60%	100%	160%
Atish Shah	60%	100%	160%
Philip A. Wade	45.0%	75%	120%
Joseph T. Johnson	45.0%	75%	120%
Performance between threshold and target and between target and maximum levels is interpolated on a straight-line basis. Under the annual bonus compensation program, the 2019 performance metrics were: (1) Adjusted FFO per share, (2) Hotel EBITDA Margin, (3) RevPAR change, and (4) individual performance. Adjusted FFO per share, Hotel EBITDA Margin and RevPAR change are non-GAAP financial measures. The Compensation Committee considers all relevant facts and circumstances when evaluating performance, including changing market conditions and broad corporate strategic initiatives, along with overall responsibilities and contributions, and retains the ability and authority to exercise its judgment and discretion to adjust an award up or down. Additionally, appropriate adjustments to objectives may be made based on transactions and significant market circumstances. For 2019, the Compensation Committee evaluated the Company's acquisition and dispositions. The Compensation Committee discussed these items and pursuant to their retained authority, the Committee determined that it was appropriate to make certain adjustments to account for the disposition of two properties. The Committee believes these adjustments were necessary and proper in order to maintain the original intent of the objectives established in the first quarter of 2019 and to further the Company's overall goals and long-term strategy. The weighting of each performance metric for the annual bonus compensation program for each of our named executive officers in 2019 was as follows:
Adjusted FFO Per Share
Adjusted FFO per share is determined by adjusting the Company’s FFO per share as calculated in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), to add back hotel property acquisition and terminated transaction costs, amortization of debt origination costs, share-based compensation, and other expenses we believe do not represent recurring operations.
The Company believes that Adjusted FFO per share, which is a non-GAAP measure, is a useful and key supplemental measure of operating performance, as it excludes the effect of non-recurring items and historical cost accounting metrics, such as real estate depreciation and amortization, which may be of lesser significance in evaluating current performance. We believe that the use of Adjusted FFO per share can facilitate comparisons of operating performance between periods and between REITs, making the metric beneficial to investors’ complete understanding of our operating performance.
Accordingly, the Compensation Committee determined that 55% of the overall cash bonus for each executive officer would be based upon the level of Adjusted FFO per share generated by the Company during 2019. For the reasons stated above, the Compensation Committee adjusted the Company’s threshold, target and maximum levels of Adjusted FFO per share to $1.92, $2.09, and $2.26, respectively. The Company’s 2019 Adjusted FFO per share of $2.193 fell between the adjusted target and maximum levels of performance for this metric.

Same-Property Hotel EBITDA Margin
Hotel EBITDA Margin is a commonly used measure of performance in the lodging REIT industry and is calculated by dividing Hotel EBITDA by Total Revenues. Hotel EBITDA represents net income excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses and (5) acquisition and terminated transaction costs.
The Company believes that Same-Property Hotel EBITDA Margin provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), income taxes, and our corporate-level expenses (corporate expenses and hotel acquisition costs). We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and the effectiveness of our third-party management companies that operate our business on a property-level basis.
The Compensation Committee believes that Same-Property Hotel EBITDA Margin is an appropriate additional performance metric because it is reflective of management's effort and success in reducing operating costs of our hotels.

Accordingly, the Compensation Committee determined that 10% of the overall cash bonus for each executive officer would be based upon the level of Same-Property Hotel EBITDA Margin generated by the Company during 2019. For the reasons stated above, the Compensation Committee adjusted the Company’s threshold, target and maximum levels of Same-Property Hotel EBITDA margin to 27%, 28.0%, and 29.0%, respectively. The Company’s 2019 Same-Property Hotel EBITDA Margin of 28.3% fell between the adjusted target and maximum level of performance for this metric.

Same-Property RevPAR Change

RevPAR is a measure commonly used in the lodging industry to quantify nightly room revenue. The measure can be applied to a single hotel, market, or the industry and can pertain to a single night, week, month, or year. RevPAR is calculated as either (1) the product of the average daily rate (“ADR”) and occupancy rate, or (2) dividing hotel room revenue by room nights available to guests for a given period, and does not include non-room revenues such as food and beverage revenue or other operating revenues.
RevPAR is a metric used in the hotel industry to make an assessment regarding a hotel's operations and its ability to fill its available rooms at an average rate. Increasing a property's RevPAR means that its average room rate and/or its occupancy rate are increasing. The change in RevPAR year over year, is an industry-wide metric used to measure top-line revenue growth, which we believe gives a useful measure of our performance.

Accordingly, the Compensation Committee determined that 10% of the overall cash bonus for each executive officer would be based upon the level of Same-Property RevPAR Change generated by the Company during 2019. For the reasons stated above, the Compensation Committee adjusted the Company’s threshold, target and maximum levels of Same-Property RevPAR Change to 0.02%, 1.52%, and 2.52%, respectively. The Company’s 2019 Same-Property RevPAR growth of 1.97% fell between the adjusted target and maximum level of performance for this metric.

Individual Performance Objectives

Twenty-five percent of each executive’s annual cash incentive is based on achievement of individual objectives. Our Compensation Committee established individual objectives for each of the executive officers, which objectives varied by individual depending on their specific responsibilities. A summary of each executive’s objectives is as follows:

•Mr. Verbaas’ objectives primarily involved improving the portfolio quality through the completion of strategic acquisitions of uniquely positioned luxury and upper upscale hotels and resorts and dispositions of lower-quality hotels that do not match the Company's strategy, leveraging brand and manager relationships to determine additional areas of revenue growth and value creation opportunities, creation of long-range asset plans for large core hotels, assessing additional ROI or optimization areas within the existing portfolio, enhance associate leadership development plans, increasing investor community awareness, establishing clear objectives regarding capital allocation strategies and executing on such strategies and further improving and optimizing organizational infrastructure.

•Mr. Bloom’s objectives primarily involved direction and oversight to the asset management, portfolio initiatives (including providing direction and oversight of the property optimization process), and project management teams, successful completion of the Hyatt Regency Grand Cypress ballroom project, large-scale guest and meeting room renovations at certain Company hotels with minimum disruption to operations, providing oversight for corporate functions including ESG reporting, human resources, marketing, and insurance, executing strategic opportunities to reposition properties, and playing an integral role in the investor relations function.

•Mr. Shah’s objectives primarily involved improving the Company’s profile within the investment community, leading the Company's capital allocation efforts, as it relates to equity or debt issuance or other capital markets activities, supporting the transaction activities of the company, optimizing business intelligence and analytics functions, developing and implementing long-term capital and balance sheet strategy while maintaining leverage ratios that will allow flexibility as opportunities arise, management of accounting, reporting, tax and information technology functions, and enhancing corporate awareness within the local market and within the REIT industry.

•Mr. Wade’s objectives primarily involved maintaining a substantial acquisition pipeline consistent with our corporate strategy and growth objectives and completing certain acquisitions in line with such objectives, maintaining and expanding relationships with potential acquisition and disposition sources, evaluating the existing portfolio for value enhancement opportunities and material reinvestment, rebranding, and other capital allocation decisions consistent with acquisition investment criteria, evaluating the existing portfolio for disposition opportunities and completing such dispositions in line with the company's strategic objectives, and managing ongoing and future tax appeals.

•Mr. Johnson’s objectives primarily involved continued acceleration of timelines for financial reporting and tax compliance matters, oversight of internal and external accounting and tax support, leverage analytical tools across accounting, tax, and financial reporting functions, execute SOX 404 updates and evaluate processes and controls to further streamline workflows as appropriate, ensuring successful implementation of new GAAP lease accounting standards, and developing a multi-year IT plan to continue to improve network and system security and recoverability functions.

Our Compensation Committee asked our Chief Executive Officer to provide his assessment of each executive officer as it relates to the individual performance objectives. Following the review of the Chief Executive Officer’s assessment and a detailed discussion with our Chief Executive Officer regarding each of the other officers, our Compensation Committee concluded that each of the executives, including the Chief Executive Officer, substantially completed all of the individual objectives and that Mr. Verbaas, Mr. Bloom, and Mr. Shah each earned a maximum payout of 160% of the target amount for the individual performance component of each executive’s bonus and Mr. Wade and Mr. Johnson each earned 130% of the target amount for the individual performance component of each executive’s bonus. Our Compensation Committee reached this conclusion upon weighing the results achieved by the Company in 2019. Not only did each executive professionally perform the objectives personal to him at a high level, but together the executives achieved the strong results for the Company outlined above under “Company Highlights.”

The actual cash incentive compensation earned and paid for 2019 performance as a percentage of base salary and as a percentage of target were as follows:

	2019 Cash Incentive Earned
Name	% of Base Salary	% of Target	Total ($)
Marcel Verbaas	174.5%	139.6%	$1,396,022
Barry A.N. Bloom	139.6%	139.6%	$781,772
Atish Shah	139.6%	139.6%	$691,031
Philip A. Wade	99.1%	132.1%	$396,307
Joseph T. Johnson	99.1%	132.1%	$341,815

Equity Compensation

We maintain the Xenia Hotels & Resorts, Inc., XHR Holding, Inc. and XHR LP 2015 Incentive Award Plan (the “2015 Incentive Award Plan”) in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our company and certain of our affiliates, to enable our company and certain of our affiliates to obtain and retain the services of these individuals, which is essential to our long-term success, and to establish an equity-based compensation program suitable for a publicly-traded company. In 2019, each of our named executive officers was granted Class A Units and Time-Based LTIP Units, in each case, under the 2015 Incentive Award Plan. Generally, we target providing at least half of each executive’s total target compensation opportunity in the form of long-term equity incentives, which for performance-based equity awards are measured over a three-year performance period. However, our Compensation Committee determines, in its sole discretion, the actual amount of equity to be awarded to our executive officers each year reflecting our performance in the prior year, individual performance and competitive levels of long-term incentive compensation among our Peer Group. Messrs. Verbaas, Bloom, Shah, Wade, and Johnson each received a total target equity grant of $3,000,000, $1,600,000, $1,100,000, $675,000, and $500,000 (each, a “Target Equity Grant”), respectively, of which 75% of such Target Equity Grant was in the form of Class A Units and 25% was in the form of Time-Based LTIP Units based on the Company’s closing price on February 19, 2019, with the potential to receive up to 2x the Target Equity Grant if maximum performance is achieved under the Class A Units awards as further discussed below. The equity awards are subject to accelerated vesting in the event of certain terminations of employment and/or a change in control, as more fully described in the “Potential Payments Upon Termination or Change in Control” section.

LTIP Units

LTIP Units may be issued to eligible participants in the 2015 Incentive Award Plan for the performance of services to or for the benefit of the Operating Partnership. LTIP Units (other than Class A Units that have not vested), whether vested or not, receive the same quarterly per-unit distributions as common units in the Operating Partnership (“Common Units”), which equal the per-share dividends on shares of our common stock. Class A Units that have not performance vested generally receive quarterly per-unit distributions equal to ten percent of the distributions made with respect to an equivalent number of Common Units.
Initially, LTIP Units do not have full parity with Common Units with respect to liquidating distributions. If such parity is reached, vested LTIP Units may be converted into an equal number of Common Units at any time, and thereafter enjoy all the rights of Common Units, including redemption rights. Common Units are redeemable for cash based on the fair market value of an equivalent number of shares of our common stock, or, at the election of the Company, an equal number of shares of our common stock, each subject to adjustment in the event of stock splits, specified extraordinary distributions or similar events.
In order to achieve full parity with Common Units, LTIP Units must be fully vested and the holder’s capital account balance in respect of such LTIP Units must be equal to the per-unit capital account balance with respect to the Common Units owned, directly and indirectly, by the Company.
Class A Units
General: Pursuant to the Class A Unit awards granted in 2019, each executive is eligible to vest in a number of Class A Units of the Operating Partnership ranging from 0% to 100% of the total Class A Units granted, based on our TSR during the performance period commencing on January 1, 2019 and ending on December 31, 2021 (the “Performance Period”), measured on both an absolute basis and relative to the TSRs of a specified peer group of companies during the Performance Period, subject to the executive’s continued service. TSR generally refers to the compounded annual growth rate in the value per share of our common stock during the Performance Period due to the appreciation in the price per share plus dividends declared during the Performance Period, assuming dividends are reinvested in shares of our common stock on the date that they were paid. Class A Units are subject to the applicable terms and conditions of the 2015 Incentive Award Plan, the Class A Unit award agreement governing such Class A Units, and the partnership agreement of the Operating Partnership, as amended from time to time (the “Partnership Agreement”).
Performance Vesting: A portion of each award of Class A Units is designated as a number of “base units.” Twenty-five percent (25%) of the base units are designated as “absolute TSR base units,” and seventy-five percent (75%) of the base units are designated as “relative TSR base units.” With respect to the absolute TSR base units, in the event that our annualized TSR percentage over the Performance Period (the “Company TSR Percentage”) is achieved at the “threshold,” “target” or “maximum” level as set forth below, the award will become vested with respect to the percentage of absolute TSR base units set forth below. If the Company does not achieve an annualized Company TSR Percentage of at least 6.0% over the Performance Period, then no absolute TSR base units will vest.

	Company TSR Percentage	Absolute TSR Vesting Percentage
	< 6.0%	0.00%
“Threshold Level”	6.0%	14.29%
“Target Level”	9.0%	42.90%
“Maximum Level”	> 13.0%	100.00%

If the Company TSR Percentage falls between the “threshold”, “target” or “maximum” levels, the percentage of absolute TSR base units that vest will be determined using straight-line linear interpolation between such levels.
The relative TSR base units vest based on the Company TSR Percentage as compared to the TSR percentages of the following twelve similarly situated lodging REITs, or what we call our “Equity Award Peer Group.” The following lodging REITs are included in our Equity Award Peer Group(1):

Apple Hospitality REIT, Inc.	Hersha Hospitality Trust	RLJ Lodging Trust
Chatham Lodging Trust, Inc.	Host Hotels & Resorts, Inc.	Ryman Hospitality Properties, Inc.
Chesapeake Lodging Trust(2)	Park Hotels & Resorts, Inc.(2)	Summit Hotel Properties, Inc.
DiamondRock Hospitality Company	Pebblebrook Hotel Trust	Sunstone Hotel Investors, Inc.
(1)Our Equity Award Peer Group includes additional lodging REITs as compared to the Peer Group used for our analysis of total executive compensation. We include lodging REITs with a wider range of market capitalizations in our Equity Award Peer Group in order to reflect a larger number of companies that investors could consider as alternative investments and that are appropriate benchmarks for our relative industry performance. Additionally, inclusion of a larger number of companies in our Equity Award Peer Group ensures a greater probability of having a sufficient population against which to measure our performance over the length of time over which the performance awards vest (typically a three-year period) in the event companies in our Equity Award Peer Group are merged or acquired.
(2)During 2019, Park Hotels & Resorts, Inc. completed a merger with Chesapeake Lodging Trust. Per the respective Class A award agreements, Chesapeake Lodging Trust was removed as an Equity Award Peer Group member.
In the event that the Equity Award Peer Group Relative Performance is achieved at the “threshold,” “target” or “maximum” level as set forth below, the award will become vested with respect to the percentage of relative TSR base units set forth below. If the Company does not achieve an Equity Award Peer Group Relative Performance of at least the 25th percentile, then no relative TSR base units will vest.

	Peer Group Relative Performance	Relative TSR Vesting Percentage
	< 25th Percentile	0.00%
“Threshold Level”	25th Percentile	14.29%
“Target Level”	50th Percentile	42.90%
“Maximum Level”	> 75th Percentile	100.00%
If the Equity Award Peer Group Relative Performance falls between the “threshold”, “target” or “maximum” levels, the percentage of relative TSR base units that vest will be determined using straight-line linear interpolation between such levels.
The Class A Units granted reflect the maximum number of units that could vest over the performance period. The following table sets forth summaries of the threshold, target and maximum number of Absolute TSR Base Units and Relative TSR Base A Units, respectively, that could vest:

	Threshold Base Units		Target Base Units		Maximum Base Units
Name	Absolute	Relative	Absolute	Relative	Absolute	Relative
Marcel Verbaas	9,851	29,552	29,573	88,718	68,934	206,803
Barry A.N. Bloom	5,254	15,761	15,772	47,317	36,765	110,295
Atish Shah	3,612	10,836	10,843	32,531	25,276	75,829
Philip A. Wade	2,216	6,649	6,654	19,962	15,510	46,531
Joseph T. Johnson	1,642	4,925	4,929	14,787	11,489	34,468
In addition to the “base units,” an additional number of Class A Units (the “distribution equivalent units”) are included in each award. A number of distribution equivalent units having a value equal to the dividends that would have been paid during the Performance Period on the shares of our common stock corresponding to the base units that become performance vested (less any actual distributions made with respect to such units) will vest following the completion of the Performance Period up to the maximum number of units that are included in the award. For purposes of calculating the number of distribution equivalent units, the dividend amount will be adjusted (plus or minus) to reflect the gain or loss on such amount had the dividends been reinvested in shares of our common stock on the applicable payment date.
The table below sets forth the total number of Class A Units awarded to each of our named executive officers on February 19, 2019, as well as the number of Class A Units that constitute absolute TSR base units and relative TSR base units.

Name	Total Class A Units(1)	Absolute TSR Base Units	Relative TSR Base Units
Marcel Verbaas	341,192	68,934	206,803
Barry A.N. Bloom	181,970	36,765	110,295
Atish Shah	125,104	25,276	75,829
Philip A. Wade	76,767	15,510	46,531
Joseph T. Johnson	56,865	11,489	34,468
(1)The remaining Class A Units awarded that are not absolute TSR base units or relative TSR base units are distribution equivalent units that will vest, if at all, following the end of the Performance Period based upon the number of base units that become performance vested, as described above.

Time-Based LTIP Units
General: Pursuant to the Time-Based LTIP Unit awards, each executive is eligible to vest in a number of LTIP Units of the Operating Partnership based on the executive’s continued service with the Company. LTIP Units are subject to the applicable terms and conditions of the 2015 Incentive Award Plan, the Time-Based LTIP Unit award agreement governing such LTIP Units, and the Partnership Agreement.
Vesting: Each award of Time-Based LTIP Units granted in 2019 vests as follows, subject to the executive’s continued service through each applicable vesting date: 33% on February 4, 2020, the first anniversary of the vesting commencement date of the award (February 4, 2019), 33% on the second anniversary of the vesting commencement date, and 34% on the third anniversary of the vesting commencement date.
The table below sets forth the number of Time-Based LTIP Units awarded to each of our named executive officers on February 19, 2019:

Name	Time-Based LTIP Units
Marcel Verbaas	39,391
Barry A.N. Bloom	21,009
Atish Shah	14,444
Philip A. Wade	8,863
Joseph T. Johnson	6,566
Other Elements of Compensation
We provide customary employee benefits to our full- and part-time employees, including our named executive officers, including medical and dental benefits, short-term and long-term disability insurance, accidental death and dismemberment insurance, and group life insurance.
Our employees are also eligible to participate in a 401(k) plan. Any employee, including our named executive officers, who satisfies certain eligibility requirements may defer a portion of their compensation, within prescribed tax code limits, through contributions to the 401(k) plan. For 2019, we matched 100% of the contributions made by each participant in the 401(k) plan for the first $5,000 of the employee’s contributions. The company also made a safe harbor contribution to the 401(k) plan of 3% of each employee’s salary, subject to applicable statutory compensation limitations.
Performance-Based Equity Awards Vesting
In February 2017, we granted awards of Class A Units to Messrs. Verbaas, Bloom, Wade, and Johnson, which vested based on our TSR during the performance period commencing on January 1, 2017 and ending on December 31, 2019 (the “2017-2019 Performance Period”), measured on both an absolute basis and relative to the TSRs of a specified peer group of companies during the 2017-2019 Performance Period, subject to the executives’ continued service. Our annualized absolute TSR during the 2017-2019 Performance Period was between target and maximum, at 9.01%, and our relative TSR during the 2017-2019 Performance Period was above the maximum level, at the 90th percentile, which resulted in approximately 43.1% and 100% of each Class A Unit award becoming vested, respectively.

The following is a timeline tracking the status of the vested and unvested performance-based Class A Unit Awards as of December 31, 2019:
(1)Each applicable performance period begins January 1st of the respective grant year and ends on December 31st of the third year of the applicable performance period. Pursuant to the awards agreements, vesting determinations occur as soon as reasonably practicable (but in no event more than 45 days) following the completion of the applicable performance period.
(2)Tracking is based on the respective performance period as if it ended on December 31, 2019. As of March 30, 2020, both the 2018 and 2019 absolute TSR base units were tracking below threshold.
Accounting Considerations
Accounting for Stock-Based Compensation
ASC Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock-based compensation are accounted for under ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. As accounting standards change, we may revise certain programs to appropriately align the cost of our equity awards with our overall executive compensation philosophy and objectives.
Summary Compensation Table
The following table sets forth certain information with respect to the compensation paid to our named executive officers for the fiscal years ended December 31, 2019, December 31, 2018 and December 31, 2017:

Name and Principal Position	Year	Salary ($)(1)	Bonus	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Marcel Verbaas	2019	$800,000	—	$3,518,405	$1,396,022	$18,846	$5,733,273
Chairman and	2018	800,000	—	3,227,033	1,395,586	18,744	5,441,363
Chief Executive Officer	2017	800,000	—	3,363,964	1,546,103	20,379	5,730,446

Barry A.N. Bloom	2019	560,000	—	1,876,493	781,772	19,571	3,237,836
President	2018	560,000	—	1,613,516	781,528	19,235	2,974,279
and Chief Operating Officer	2017	515,000	—	1,596,476	796,243	19,743	2,927,462

Atish Shah	2019	495,000	—	1,290,108	691,031	19,485	2,495,624
Executive Vice President,	2018	495,000	—	1,075,699	621,733	19,769	2,212,201
Chief Financial Officer	2017	475,000	—	1,026,316	660,959	19,420	2,181,695
and Treasurer

Philip A. Wade	2019	400,000	—	791,644	396,307	18,846	1,606,797
Senior Vice President and	2018	375,000	—	699,202	372,809	18,744	1,465,755
Chief Investment Officer	2017	335,000	—	684,217	365,590	18,860	1,403,667

Joseph T. Johnson	2019	345,000	—	586,425	341,815	18,846	1,292,086
Senior Vice President and	2018	335,000	—	510,951	333,043	18,744	1,197,738
Chief Accounting Officer	2017	320,000	—	513,159	349,221	18,860	1,201,240
(1)Amounts represent base salary compensation earned by our named executive officers for the applicable year.
(2)For 2019, the amounts shown include the grant date fair value of performance-based Class A Units granted to our named executive officers in February 2019, based on the probable outcome of the performance conditions to which such Class A Units are subject, calculated in accordance with ASC Topic 718 using a multifactor Monte Carlo simulation model, based on the Company’s simulated stock price as well as the Company’s TSR on an absolute basis and a relative basis against the Equity Award Peer Group. For additional information regarding assumptions used to calculate the value of such awards, please refer to Note 13 to our consolidated financial statements for the fiscal year ended December 31, 2019, included in our Annual Report on Form 10-K for the year ended December 31, 2019. These Class A Units are subject to achievement of the performance conditions described above in “Elements of Executive Compensation Equity Compensation - Class A Units.” The table below sets forth the grant date amount for the Time-Based LTIP Units and the following for the Class A Units; grant date fair value, threshold grant amount, target grant amount, and the maximum grant amount. The values of the performance-based Class A Units are dependent on the Company’s performance over a three-year period and there is no assurance that the threshold, target or maximum value of the awards will be earned.

Name	Time-Based Grant Amount	Class A Unit Grant Date Fair Value	Class A Unit Threshold Grant Amount	Class A Unit Target Grant Amount	Class A Unit Maximum Grant Amount
Marcel Verbaas	$750,005	$2,768,400	$750,225	$2,250,000	$5,250,000
Barry A.N. Bloom	400,011	1,476,482	400,120	1,200,000	2,800,000
Atish Shah	275,014	1,015,094	275,083	825,000	1,925,000
Philip A. Wade	168,752	622,892	168,801	506,250	1,181,250
Joseph T. Johnson	125,017	461,408	125,038	375,000	875,000
(3)Amounts represent the annual bonus awards earned in the applicable year under our annual bonus program. See “Elements of Executive Compensation Program - Non-Equity Incentive Program” for additional information regarding the 2019 bonuses.
(4)The following table sets forth the amount of each other item of compensation, including perquisites, paid to, or on behalf of, our named executive officers in 2019 included in the “All Other Compensation” column. Amounts for each perquisite and each other item of compensation are valued based on the aggregate incremental cost to us, in each case without taking into account the value of any income tax deduction for which we may be eligible.

Name	Company Contributions to 401(k) Plan(a)	Life/Disability Insurance Premiums(b)	Executive Physicals	Total
Marcel Verbaas	$13,400	$1,356	$4,090	$18,846
Barry A.N. Bloom	13,400	1,356	4,815	19,571
Atish Shah	13,400	1,356	4,729	19,485
Philip A. Wade	13,400	1,356	4,090	18,846
Joseph T. Johnson	13,400	1,356	4,090	18,846

(a)Includes matching contributions under our 401(k) plan. Also includes safe harbor contributions to the 401(k) plan of 3% of each employee’s salary, subject to applicable statutory compensation limitations.
(b)Life/Disability Insurance Premiums includes life insurance and short and long term disability premiums.
Grants of Plan-Based Awards
The following table sets forth information with respect to plan-based awards granted in 2019 to the named executive officers:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Share Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Marcel Verbaas		$600,000	$1,000,000	$1,600,000	—	—	—	—	—
	2/19/2019	—	—	—	—	—	—	39,391	$750,005
	2/19/2019	—	—	—	39,403	118,291	275,737	—	$2,768,400	(4)

Barry A.N. Bloom		$336,000	$560,000	$896,000	—	—	—	—	—
	2/19/2019	—	—	—	—	—	—	21,009	$400,011
	2/19/2019	—	—	—	21,015	63,089	147,060	—	$1,476,482	(4)

Atish Shah		$297,000	$495,000	$792,000	—	—	—	—	—
	2/19/2019	—	—	—	—	—	—	14,444	$275,014
	2/19/2019	—	—	—	14,448	43,374	101,105	—	$1,015,094	(4)

Philip A. Wade		$180,000	$300,000	$480,000	—	—	—	—	—
	2/19/2019	—	—	—	—	—	—	8,863	$168,752
	2/19/2019	—	—	—	8,865	26,616	62,041	—	$622,892	(4)

Joseph T. Johnson		$155,250	$258,750	$414,000	—	—	—	—	—
	2/19/2019	—	—	—	—	—	—	6,566	$125,017
	2/19/2019	—	—	—	6,567	19,716	45,957	—	$461,408	(4)
(1)Represents cash incentive awards payable in 2020 based on 2019 performance. See “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table for actual 2019 bonuses paid.
(2)For each executive, the actual amount of Class A Units that vest will depend on our performance against specified long-term performance objectives and the executive's continued employment with the Company through the vesting date. These estimated possible payouts for each executive do not include distribution equivalent units that may vest, if at all, following the end of the performance period. For more information regarding the performance criteria for these awards, see “Equity Compensation — Class A Units.”
(3)Represents Time-Based LTIP Units, which vest in three substantially equal annual installments beginning February 4, 2020.
(4)Represents the grant date fair value of the Class A Unit awards as determined in accordance with ASC Topic 718. For Class A Unit awards, amount shown is calculated based on the probable outcome of the performance conditions to which such Class A Units are subject in accordance with ASC Topic 718. For additional information on the valuation assumptions, please refer to Note 13 to our consolidated financial statements for the fiscal year ended December 31, 2019, included in our Annual Report on Form 10-K for the year ended December 31, 2019.
Narrative Disclosure of Compensation Tables
The Company has entered into Severance Agreements with each of its named executive officers. These agreements are more fully described below under the “Potential Payments Upon Termination or Change in Control” section.

Outstanding Equity Awards as of December 31, 2019
The following table shows the number of outstanding Class A Unit awards and Time-Based LTIP Unit awards for each of our named executive officers as of December 31, 2019. As of December 31, 2019, none of our named executive officers held any other outstanding equity incentive plan awards.

Name	Grant Date		Number of Shares or Units of Stock or LTIP Units That Have Not Vested (#)(7)	Market Value of Shares or Units of Stock or LTIP Units That Have Not Vested ($)(8)	Number of Unearned Units of Stock or LTIP Units That Have Not Vested (#)(7)	Market Value of Unearned Units of Stock or LTIP Units That Have Not Vested ($)(8)(9)
Marcel Verbaas	2/23/2017	(1)	276,512	$5,975,424	—	—
	2/23/2017	(2)	13,725	$296,597	—	—
	2/20/2018	(3)	—	—	231,103	$4,994,136
	2/20/2018	(4)	25,639	$554,059	—	—
	2/19/2019	(5)	—	—	288,793	$6,240,817
	2/19/2019	(6)	39,391	$851,240	—	—

Barry A.N. Bloom	2/23/2017	(1)	131,226	$2,835,794	—	—
	2/23/2017	(2)	6,514	$140,768	—	—
	2/20/2018	(3)	—	—	115,552	$2,497,079
	2/20/2018	(4)	12,820	$277,040	—	—
	2/19/2019	(5)	—	—	154,022	$3,328,415
	2/19/2019	(6)	21,009	$454,004	—	—

Atish Shah	2/23/2017	(1)	84,359	$1,822,998	—	—
	2/23/2017	(2)	4,188	$90,503	—	—
	2/20/2018	(3)	—	—	77,034	$1,664,705
	2/20/2018	(4)	8,547	$184,701	—	—
	2/19/2019	(5)	—	—	105,891	$2,288,305
	2/19/2019	(6)	14,444	$312,135	—	—

Philip A. Wade	2/23/2017	(1)	56,239	$1,215,325	—	—
	2/23/2017	(2)	2,792	$60,335	—	—
	2/20/2018	(3)	—	—	50,072	$1,082,056
	2/20/2018	(4)	5,555	$120,044	—	—
	2/19/2019	(5)	—	—	64,978	$1,404,175
	2/19/2019	(6)	8,863	$191,529	—	—

Joseph T. Johnson	2/23/2017	(1)	42,179	$911,488	—	—
	2/23/2017	(2)	2,094	$45,251	—	—
	2/20/2018	(3)	—	—	36,590	$790,710
	2/20/2018	(4)	4,060	$87,737	—	—
	2/19/2019	(5)	—	—	48,133	$1,040,154
	2/19/2019	(6)	6,566	$141,891	—	—
(1)Represents an award of Class A Units. Each Class A Unit award vests following the completion of the performance period ending on December 31, 2019, subject to the executive’s continued employment through the plan administrator's determination of the level of achievement of the absolute and relative TSR performance goals.
(2)Represents an award of Time-Based LTIP Units. Each Time-Based LTIP Unit award vests in three substantially equal installments on each of the first three anniversaries of the vesting commencement date (February 4, 2017), subject to the executive’s continued employment.
(3)Represents an award of Class A Units. Each Class A Unit award vests following the completion of the performance period ending on December 31, 2020, subject to the executive's continued employment through the plan administrator's determination of the level of achievement of the absolute and relative TSR performance goals.

(4)Represents an award of Time-Based LTIP Units. Each Time-Based LTIP Unit award vests in three substantially equal installments on each of the first three anniversaries of the vesting commencement date (February 4, 2018), subject to the executive’s continued employment.
(5)Represents an award of Class A Units. Each Class A Unit award vests following the completion of the performance period ending on December 31, 2021, subject to the executive's continued employment through the plan administrator's determination of the level of achievement of the absolute and relative TSR performance goals.
(6)Represents an award of Time-Based LTIP Units. Each Time-Based LTIP Unit award vests in three substantially equal installments on each of the first three anniversaries of the vesting commencement date (February 4, 2019), subject to the executive’s continued employment.
(7)Represents the number of unvested Class A Units or LTIP Units, as applicable, as of December 31, 2019.
(8)Based on the closing market price of our common stock on December 31, 2019 of $21.61 per share.
(9)With respect to the Class A Units granted in 2018 and 2019, the absolute and relative TSR performance goals would have been achieved for the period commencing on the first day of the applicable performance period and ending on December 31, 2019 (rather than the end of the actual performance period), at below threshold and at maximum level of performance for 2018, respectively, and at maximum levels of performance for 2019. Therefore, in accordance with SEC rules amounts shown for the Class A Units granted in 2018 are based on the threshold and maximum level of achievement of the absolute and relative TSR performance goals, respectively, and the amounts shown for the Class A Units granted in 2019 are based on the maximum level of achievement of the absolute and relative TSR performance goals.

Option Exercises and Stock Vested for the Year Ended December 31, 2019

Name	Number of Shares Acquired on Vesting of LTIP Units (#)(1)	Value Realized on Vesting ($)(2)
Marcel Verbaas	405,037	$7,044,685
Barry A.N. Bloom	164,270	2,860,950
Atish Shah	118,553	2,063,195
Philip A. Wade	88,157	1,532,922
Joseph T. Johnson	55,725	970,051
(1)Represents the number of Time-Based and Class A LTIP Units that vested during the year ended December 31, 2019. The conversion of vested LTIP Units to common stock is contingent upon certain other factors. See "Elements of Executive Compensation - Equity Compensation - LTIP Units” for more information.
(2)Value realized on vesting of LTIP Units is a hypothetical calculation based on the closing market price of our common stock on the vesting date of such LTIP Units (or in the case of the Class A LTIP Units the closing market price of our stock on December 31, 2018) and assumes for purposes of this table that those LTIP Units were exchanged for our common stock and sold on that date.
Potential Payments Upon Termination or Change in Control
Our named executive officers are entitled to certain payments and benefits upon a qualifying termination of employment (whether or not such termination is in connection with a change in control) or upon a change in control. The following discussion describes the payments and benefits to which our named executive officers would have become entitled upon a qualifying termination or change in control, as applicable, occurring on December 31, 2019.
Severance Agreements
We have entered into a severance agreement with each of our named executive officers (the “Severance Agreements”). Under the named executive officers’ respective Severance Agreements in effect during 2019, if the executive’s employment was terminated by the Company without “cause,” or by the executive for “good reason” (each, as defined in the applicable Severance Agreement), then in addition to any accrued amounts, the executive would be entitled to the following severance payments and benefits:
•payment in an amount equal to a multiple of the sum of the executive’s annual base salary and target bonus for the year in which the termination occurs, payable in equal installments over a period of 12 months commencing within 60 days following the executive’s termination date, or, in the event that the qualifying termination occurs within the 24 month period following a change in control, payable in a lump sum amount within 60 days following the executive’s termination date; and
•reimbursement by the Company of premiums for healthcare continuation coverage under COBRA for the executive and his dependents for up to 18 months after the termination date.

The cash severance multiple for each executive for both non-change in control and change in control termination scenarios was as follows:

Name	Non-Change in Control	Change in Control
Marcel Verbaas	2.99x	2.99x
Barry A.N. Bloom	2x	2x
Atish Shah	2x	2x
Philp A. Wade	2x	2x
Joseph T. Johnson	2x	2x
Additionally, in the event of a qualifying termination, the Severance Agreements provide that any outstanding unvested equity awards will be treated in accordance with the terms of the applicable award agreement and equity compensation plan; provided that any award agreements evidencing performance-based vesting awards provide that in the event of a change in control, the award will vest based on actual performance through the date of the change in control, without any pro ration to reflect the shorter performance period resulting from the change in control (subject to the executive’s continued service until the change in control).
The executive’s right to receive the severance payments and benefits described above is subject to the executive’s delivery and non-revocation of a general release of claims in favor of the Company, and the executive’s continued compliance with certain covenants set forth in the Severance Agreement, including confidentiality covenants that apply indefinitely, and certain noncompetition and nonsolicitation covenants that apply during the executive’s employment and for six months (or twelve months for Mr. Verbaas) following the executive’s termination of employment. Following a change in control of the Company, the executive will not be subject to the noncompetition covenant with respect to any period following a termination of his employment. Each Severance Agreement also includes a mutual non-disparagement covenant by the executive and the Company.
To the extent that any payment or benefit received by an executive in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, as amended, such payments and/or benefits would be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the executive than receiving the full amount of such payments.
Equity Awards
Class A Unit Awards
In the event of a change in control of the Company prior to the completion of the Performance Period, subject to the executive’s continued service until immediately prior to the change in control, the award (including any distribution equivalent units) will become vested immediately prior to such change in control in the amount equal to the sum of (A) the number of base units which would be performance vested base units (if any) assuming the completion of the Performance Period as of the date of the change in control, plus (B) the distribution equivalent units (calculated with respect only to the number of base units which would vest under (A) above).
If an executive’s service terminates due to his death or disability, or by us other than for “cause” or by the executive for “good reason” (a “qualifying termination”), in any case, prior to the completion of the Performance Period, the award (including any distribution equivalent units) will become vested at the greater of (i) actual performance assuming the completion of the Performance Period as of the date of the qualifying termination, prorated based on the number of days that the executive was employed during the Performance Period, and (ii) “target” level performance.
Time-Based LTIP Unit Awards
In the event of a change in control of the Company or if the executive’s service is terminated by the Company or an affiliate thereof other than for “cause,” by the executive for “good reason,” or due to the executive’s death or “disability” (each as defined in the applicable award agreement), the Time-Based LTIP Unit awards will vest in full immediately prior to such change in control or upon such qualifying termination, as applicable.
Retirement Policy
Effective as of February 18, 2020, our Compensation Committee adopted the Xenia Hotels & Resorts, Inc. Retirement Policy (the “Retirement Policy”). The Retirement Policy provides that, in the event of a participant’s “qualifying retirement,” all time-vesting equity awards held by the participant will become vested in full, and all performance-vesting equity awards held by the participant will remain outstanding and eligible to vest on a pro-rated basis in accordance with the terms of the Retirement Policy. For purposes of the Retirement Policy, a “qualifying retirement” includes a participant’s voluntary retirement after the participant has attained at least 60 years of age and completed 10 years of service, provided that the participant has provided the Company with at least six months’

advance written notice of the participant’s retirement. None of our named executive officers is currently eligible for a qualifying retirement pursuant to the terms of the Retirement Policy.
Summary of Potential Payments
The following table summarizes the payments that would be made to our named executive officers upon the occurrence of certain qualifying terminations of employment or a change in control, assuming such named executive officer’s termination of employment with the Company, occurred on December 31, 2019. No payments would be owed to any of the named executive officers and no accelerated vesting of equity awards would occur in the event of a termination “for cause” or resignation without “good reason.” Amounts shown in the table below do not include (1) accrued but unpaid salary or bonuses, (2) deductions for federal, state and / or excise tax obligations, or (3) other benefits earned or accrued by the named executive officer during his employment that are available to all salaried employees, such as accrued vacation, and assume that the "best-pay cap" reduction described above would not apply.

Name	Benefit	Upon Death or Disability	Change of Control (No Termination)	Termination Without Cause or For Good Reason (No Change in Control)	Termination Without Cause or For Good Reason (Change in Control)(1)
Marcel Verbaas	Cash Severance(2)	$—	$—	$5,382,000	$5,382,000
	Accelerated Vesting of Equity Awards(3)	13,483,225	18,669,441	13,483,225	18,669,441
	Reimbursement of COBRA Premiums(4)	—	—	$36,177	$36,177
	Total	$13,483,225	$18,669,441	$18,901,402	$24,087,618

Barry A.N. Bloom	Cash Severance(2)	$—	$—	$2,240,000	$2,240,000
	Accelerated Vesting of Equity Awards(3)	6,699,195	9,411,695	6,699,195	9,411,695
	Reimbursement of COBRA Premiums(4)	—	—	$25,387	$25,387
	Total	$6,699,195	$9,411,695	$8,964,582	$11,677,082

Atish Shah	Cash Severance(2)	$—	$—	$1,980,000	$1,980,000
	Accelerated Vesting of Equity Awards(3)	4,434,294	6,282,438	4,434,294	6,282,438
	Reimbursement of COBRA Premiums(4)		—	$12,693	$12,693
	Total	$4,434,294	$6,282,438	$6,426,987	$8,275,131

Philip A. Wade	Cash Severance(2)	$—	$—	$1,400,000	$1,400,000
	Accelerated Vesting of Equity Awards(3)	2,867,328	4,020,865	2,867,328	4,020,865
	Reimbursement of COBRA Premiums(4)	—	—	$36,177	$36,177
	Total	$2,867,328	$4,020,865	$4,303,505	$5,457,042

Joseph T. Johnson	Cash Severance(2)	$—	$—	$1,207,500	$1,207,500
	Accelerated Vesting of Equity Awards(3)	2,127,783	2,978,787	2,127,783	2,978,787
	Reimbursement of COBRA Premiums(4)	—	—	$36,177	$36,177
	Total	$2,127,783	$2,978,787	$3,371,460	$4,222,464
(1)Includes amounts which would be payable upon the occurrence of a change in control or a qualifying termination of employment following a change in control.
(2)Represents a multiple of the sum of the named executive officer’s annual base salary and target bonus for the year in which the qualifying termination occurs. The multiple varies by executive. For additional details, see “Severance Agreements” above.
(3)Represents the aggregate value of the named executive officer’s unvested equity awards which would vest in connection a termination due to death or "disability", upon the change in control, or in connection with executive’s qualifying termination of employment, as applicable, calculated by multiplying the applicable number of equity award units subject to each equity award by $21.61, the Company’s common stock closing price as of December 31, 2019.
(4)Represents reimbursement of COBRA premiums. The amounts associated with COBRA premiums were calculated using 2019 enrollment rates, multiplied by the maximum 18 month period during which the executive may be entitled to reimbursement of COBRA premiums.
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of Marcel Verbaas, our Chief Executive Officer (our “CEO”). We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.

For 2019, our last completed fiscal year:
•the median of the annual total compensation of all of our employees (other than our CEO) was $277,937; and
•the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this proxy statement, was $5,733,273.
Based on this information, for 2019, the annual total compensation of our CEO was approximately 21 times the median of the annual total compensation of all of our employees (other than the CEO).
Determining the Median Employee
Employee Population
We chose December 31, 2019, as the date for establishing our employee population used to identify the median employee. As of such date, our employee population consisted of 48 individuals.
Methodology for Determining Our Median Employee
To identify the median employee from our employee population, we used total cash compensation earned in 2019. In identifying the median employee, we annualized the compensation of all permanent employees who were hired in 2019.
Compensation Measure and Annual Total Compensation of Median Employee and CEO

With respect to the annual total compensation of the median employee, we calculated such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which includes salary, cash bonus, equity awards, and other perquisites required to be disclosed under SEC rules. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table included in this proxy statement.

COMPENSATION RISK ASSESSMENT

The Company believes that our compensation policies and practices appropriately balance near-term performance improvement with sustainable long-term value creation, and that they do not encourage unnecessary or excessive risk taking. In 2019, the Company’s management team completed an extensive review of the design and operation of our compensation program and its findings were presented to the Compensation Committee and the Board of Directors. The review included an assessment of the level of risk associated with the various elements of compensation. Based on this review and assessment, the Company believes that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Xenia Hotels & Resorts, Inc. (the “Company”) has reviewed and discussed with management the Compensation Discussion and Analysis contained in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders (the “Proxy Statement”) and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.

Compensation Committee of the Board of Directors
Thomas M. Gartland
John H. Alschuler
Keith E. Bass

PROPOSAL 2 - NON-BINDING, ADVISORY VOTE TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION (“SAY ON PAY”)

In accordance with the requirements of Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking our stockholders to consider and vote upon the following resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers as reported in this proxy statement:
“NOW, THEREFORE, BE IT RESOLVED, that the stockholders of the Company approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and related narrative discussion of this proxy statement.”
This vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of the Company’s stockholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers. Unless the Board modifies its determination of the frequency of future advisory votes on executive compensation, we expect that the next such advisory vote will be held at the 2021 annual meeting of stockholders.
The Compensation Committee has developed and maintained a compensation program that is intended to reward performance and encourage actions that drive success in our business objectives. As described in more detail under “Overview of Executive Compensation Program” the Company’s primary objective is to deliver attractive long-term total returns to stockholders through appreciation in the value of our stock and by providing income to stockholders through the establishment of and increases in distributable cash flow. The Company’s compensation philosophy and structure for our senior executives is designed to achieve these objectives.
In determining actual 2019 compensation for our named executive officers, and as described in the Compensation Discussion and Analysis, the Compensation Committee reviewed progress made against planned objectives established at the beginning of 2019, as discussed on pages 30 and 31 regarding individual performance objectives, as well as Company achievements discussed in the Company Highlights section on pages 24 and 25. At the 2017 annual meeting, the Company’s stockholders voted in favor of holding annual say on pay votes, and following the 2017 stockholder vote, our Board of Directors accepted the stockholders’ advisory vote and resolved to continue to hold annual advisory say on pay votes.
We believe that the Compensation Committee has developed a compensation program for our named executive officers that motivates outstanding performance and rewards behavior that aligns management’s interest with those of stockholders.

✓	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2 TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT.

ARTICLE V: APPROVE AN AMENDMENT TO THE 2015 INCENTIVE AWARD PLAN
PROPOSAL 3 - APPROVE AN AMENDMENT TO THE 2015 INCENTIVE AWARD PLAN

Background to the Proposal

On January 9, 2015, the Company adopted, and InvenTrust Properties Corp. (our former parent company prior to our spin-off in February 2015) as its sole common stockholder approved the Xenia Hotels & Resorts, Inc., XHR Holdings, Inc. and XHR LP 2015 Incentive Award Plan (the “2015 Plan”). On February 24, 2017, our Board adopted the first amendment to the 2015 Plan.

The 2015 Plan authorizes the grant of options to purchase common stock and the grant of restricted stock awards, performance bonus awards, dividend equivalent awards, stock payment awards, restricted stock unit awards, performance share awards, other incentive awards, LTIP unit awards, and stock appreciation rights (collectively, “awards”). The 2015 Plan provides that the maximum number of shares of common stock that may be issued pursuant to awards is 7,000,000 shares. As of March 30, 2020, 1,365,128 shares of common stock remain available for issuance pursuant to awards granted under the 2015 Plan. Since 2015, equity grants made to our named executive officers have primarily been performance-based (75% of each equity award) that are tied to multi-year and rigorous total stockholder return objectives.

The Board believes that the 2015 Plan has benefited the Company and promoted the incentive and retention objectives of the 2015 Plan. The Board believes that the 2015 Plan has assisted the Company in recruiting and retaining the services of individuals with ability and initiative by enabling such individuals to participate in the future success of the Company. The Board also believes that Awards have encouraged those individuals to associate their interests with the interests of the Company and its stockholders.

On March 26, 2020 the Board adopted the second amendment to the 2015 Plan (the “Amendment”), subject to the approval of stockholders, in order to continue the Company’s ability to grant awards under the 2015 Plan. The 2015 Plan as amended by the Amendment, is hereafter referred to as the “Amended Plan.” As more fully described below and if approved by stockholders, the Amendment will:

1.Increase the aggregate number of shares of common stock that may be issued pursuant to awards under the 2015 Plan by 2 million shares (thereby increasing the aggregate share authorization to 3,365,128 shares) (the “Share Reserve Increase”).

2.Revise the 2015 Plan to include a minimum vesting requirement pursuant to which no awards granted under the Amended Plan may vest until the first anniversary of the applicable grant date (subject to limited exceptions) (the “Minimum Vesting Requirement”).

If the Amendment is not approved by stockholders and the remaining shares authorized for issuance under the 2015 Plan are exhausted, then the Company may no longer be able to use equity awards as part of its incentive compensation program. In order to provide appropriate and competitive incentive compensation opportunities, the Company will be limited to granting incentive awards that are payable in cash.

In its determination to approve the Amendment, the Board reviewed an analysis prepared by FPL, its independent compensation consultant, which included an analysis of certain burn rate, dilution and overhang metrics, peer group market practices and trends, and the costs of the Amendment, including the estimated stockholder value transfer cost. Specifically, the Board considered that:

•In 2017, 2018 and 2019, we granted equity awards representing a total of approximately 836,666 shares (net of forfeitures), 954,819 shares (net of forfeitures) and 1,027,626 shares (net of forfeitures), respectively, under the 2015 Plan. This level of equity awards represents a three-year average burn rate of 1.79% of fully diluted common shares outstanding.

•FPL’s analysis, which is based on generally accepted evaluation methodologies used by proxy advisory firms, concluded that the number of shares under the Amendment is well within generally accepted standards as measured by an analysis of the plan cost relative to industry standards.

The Board also believes that increasing the number of shares of common stock that may be issued under the Amended Plan is critical to support the Company’s emphasis on motivating and compensating its executive officers and its other employees with equity-based compensation to maintain and strengthen the alignment of their interests with those of the Company and the stockholders. The Company currently expects the duration of the increased number of shares of common stock available under the Amended Plan will be sufficient for the next two to four years.

The material features of the Amended Plan are summarized below. This summary is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended Plan. A copy of the Amendment is attached to this proxy statement as Appendix B and you are advised to review the actual terms of the Amendment.

✓	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDER VOTE "FOR" PROPOSAL 3 TO APPROVE THE AMENDMENT TO THE 2015 PLAN.

Summary of the Amended Plan, as Amended by the Amendment

The summary of the 2015 Plan appearing below is qualified in its entirety by the actual terms of the Amended Plan. As used in this summary, the term “award” means an option, restricted stock award, performance bonus award, dividend equivalent award, stock payment award, restricted stock unit award, performance share award, other incentive award, LTIP unit award, and stock appreciation right granted under the 2015 Plan.

Administration

The Amended Plan is administered by our Board with respect to awards to non-employees directors and by the Compensation Committee with respect to other participants. Both the Board and the Compensation Committee may delegate their respective authority and duties to committees of our directors and/or officers (referred to collectively as the “plan administrator”), subject to certain limitations that may be imposed under Section 162(m) of the Internal Revenue Code, Section 16 of the Exchange Act and/or stock exchange rules, as applicable.

Eligibility

Any employee or consultant of the Company, XHR Holding, Inc., our taxable REIT subsidiary (“TRS”), the Operating Partnership or any subsidiary (as defined in the Amended Plan), and any non-employee director of the Company or the TRS is eligible to participate in the Amended Plan if the Compensation Committee, in its discretion, determines that the individual has contributed significantly or can be expected to contribute significantly to the profits or growth of the company and its subsidiaries, including the Operating Partnership. As of March 30, 2020, approximately 38 employees and 7 non-employee directors are eligible to receive awards under the Amended Plan; however, this number is subject to change as the number of individuals in our business is adjusted to meet our operational requirements. Consultants do not receive awards under our current equity compensation program and we have not granted any awards to consultants in the past under the 2015 Plan.

Share Authorization

Without giving effect to the Amendment, the 2015 Plan provides that the maximum number of shares of common stock that may be issued pursuant to awards is 7,000,000 shares. The maximum number of shares of common stock that may be issued in connection with awards of incentive stock options (“ISOs”) under the 2015 Plan is 7,000,000 shares. Each LTIP unit of our operating partnership subject to an award will count as one share for purposes of calculating the aggregate number of shares available for issuance under the Amended Plan and for purposes of calculating the individual award limits under the Amended Plan. No person may be granted awards covering more than 700,000 shares in any calendar year and the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more awards payable in cash is $10,000,000. The maximum aggregate value (determined as of the date of grant) of awards that may be granted to any non-employee director during any calendar year is $300,000. If approved by stockholders, the Amendment will increase the aggregate share authorization by 2 million shares so that a total of 3,365,128 shares of common stock may be issued under the Amended Plan.

If shares subject to an award under the Amended Plan are forfeited, expire or are settled cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used for new grants under the Amended Plan. However the following shares may not be used again for a grant under the Amended Plan: (i) shares subject to stock appreciation right (a "SAR") that are not issued in connection with the settlement of the SAR on its exercise, (ii) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an awards, or (iii) shares purchased on the open market with the cash proceeds from the exercise of an option.

To the extent permitted under applicable securities exchange rules without stockholder approval, awards granted under the Amended Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity awards in the context of a corporate acquisition or merger will not reduce the shares authorized for grant under the Amended Plan.

Awards

Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. The exercise price of a stock option cannot be less than 100% of the fair market value of the shares of common stock on the date the stock option is granted (or 110% in the case of ISOs granted to certain significant stockholders) except with respect to certain substitute options granted in connection with a corporate transaction. The maximum period in which an option may be exercised will be fixed by the plan administrator but cannot exceed ten years. Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

Restricted Stock Units. RSUs are contractual promises to deliver shares of our common stock (or the fair market value of such shares in cash) in the future, which may also remain forfeitable unless and until specified vesting conditions are met. RSUs generally may not be sold or transferred until vesting conditions are removed or expire. The shares underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time the RSUs are settled in shares, unless the RSU includes a dividend equivalent right (in which case the holder may be entitled to dividend equivalent payments under certain circumstances). Delivery of the shares underlying the RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. On the settlement date or dates, we will issue to the participant one unrestricted, fully transferable share of our common stock (or the fair market value of one such share in cash) for each vested and nonforfeited RSU.

Restricted Stock Awards. The plan administrator will select the participants who are granted restricted stock awards and, consistent with the terms of the Amended Plan, will establish the terms of each restricted stock award. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified vesting conditions are met. Vesting conditions applicable to restricted stock may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine. In general, restricted stock may not be sold or otherwise transferred until all restrictions are removed or expire.

Performance Shares. The Amended Plan also authorizes the grant of performance shares, which are a contractual right to receive a future payment, based on the attainment of specified performance goals and/or such other conditions as the plan administrator may determine. The plan administrator will select the participants who are granted performance share awards and will establish the terms of each award. The conditions established for earning a performance share award may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine.

Stock Appreciation Rights. The plan administrator also will select the participants who receive SARs under the Amended Plan. SARs entitle their holder, upon exercise, to receive an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions. SARs under the Amended Plan will be settled in cash or shares of common stock, or in a combination of both, as determined by the plan administrator.

Stock Payments. Stock payments are awards of fully vested shares of our common stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.

Other Incentive Awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Other incentive awards may be linked to any one or more of the performance criteria listed below or other specific performance criteria determined by the plan administrator.

Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend payments dates during the period between a specified date and the date such award terminates or expires, as determined by the plan administrator.

LTIP Units. LTIP Units are awards of units of our Operating Partnership intended to constitute “profits interests” within the meaning of the relevant IRS Revenue Procedure guidance. Provided applicable requirements set forth in the award and the partnership agreement of our operating partnership are satisfied, LTIP Units may be converted into common units of the Operating Partnership.

Performance Bonus Awards. Performance bonus awards are cash bonus awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals.

Minimum Vesting

Without giving effect to the Amendment, the 2015 Plan does not include a minimum vesting requirement. Pursuant to the Amendment, the Amended Plan includes a minimum vesting requirement that provides that, subject to the provisions of the Amended Plan with respect to adjustments to award in connection with certain corporate transactions awards under the Amended Plan may vest no earlier than the first anniversary of the date of grant. However, awards in respect of an aggregate of up to five percent of shares of our common stock available for grants under the Amended Plan may be granted without respect to the minimum vesting provisions. In addition, the Amended Plan provides that this vesting limitation will not preclude or limit any grant or other arrangement (or any action by the Committee) from providing for accelerated vesting of such award in connection with or following a participant’s death, disability, retirement or involuntary termination of service or in connection with a Change in Control (as defined in the Amended Plan).

Foreign Participants, Claw-Back Provisions, Transferability, and Participant Payments

The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to the provisions of any claw-back policy implemented by our company to the extent set forth in such claw-back policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Amended Plan are generally non-transferable prior to vesting, and are exercisable only by the participant, unless otherwise provided by the plan administrator. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Amended Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

Amendment and Termination

The Board may amend or terminate the Amended Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the aggregate number of shares available under the Amended Plan or any individual award limit under the Amended Plan, “reprices” any stock option or SAR, or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. In addition, no amendment, suspension or termination of the Amended Plan may, without the consent of the affected participant, impair any rights or obligations under any previously-granted award, unless the award itself otherwise expressly so provides. No ISO may be granted pursuant to Amended Plan after the tenth anniversary of the date on which our board of directors adopted the Amended Plan.

Certain Transactions.

The plan administrator has broad discretion to take action under the Amended Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Amended Plan and outstanding awards. In the event of a “change in control” of the Company (as defined in the Amended Plan), to the extent that the surviving entity declines to assume or substitute outstanding awards or it is otherwise determined that awards will not be assumed or substituted, the plan administrator may cause the awards to become fully vested and exercisable in connection with the transaction.

Certain Material U.S. Federal Income Tax Consequences

The following is a brief description of the principal United States federal income tax consequences related to grants made under the 2015 Plan and certain other United States federal income tax issues. It is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options. A participant will not be subject to tax at the time a non-qualified stock option is granted, and no tax deduction will then be available to the Company. Upon the exercise of a non-qualified stock option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price will be included in the participant’s ordinary income and we will generally be entitled to deduct the same amount. Upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will generally be treated by the participant or transferee of the non-qualified stock option as either capital gain or capital loss.

Incentive Stock Options. A participant will not be subject to regular income tax at the time an ISO is granted or exercised, and no tax deduction will then be available to the Company; however, the participant may be subject to the alternative minimum tax on the excess of the fair market value of the shares received upon exercise of the ISO over the exercise price. Upon disposition of the shares acquired upon exercise of an ISO, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the exercise price, as long as the participant has not disposed of the shares within two years after the date of grant or within one year after the date of exercise and has been employed by us at all times from the grant date until the date three months before the date of exercise (one year in the case of permanent disability). If the participant disposes of the shares without satisfying both the holding period and employment requirements, the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price but, in the case of a failure to satisfy the holding period requirement, not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss.

We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

LTIP Units. Participants generally are not expected to recognize taxable income at the time of the grant of LTIP Units or the vesting of those units, provided that (i) the LTIP Units qualify as “profits interests” within the meaning of the Code and related IRS guidance; (ii) the participant does not dispose of the LTIP Units within two years of issuance; and (iii) certain other requirements are met. As a holder of LTIP Units, however, a participant will be required to report on his or her income tax return his or her allocable share of our Operating Partnership’s income, gains, losses, deductions and credits in accordance with the partnership agreement of our Operating Partnership, regardless of whether our Operating Partnership actually makes a distribution of cash to the participant. Distributions of money by our Operating Partnership to the participant, will generally be taxable to the participant to the extent that such distributions exceed the participant’s tax basis in the participant's interest in our Operating Partnership. Any such gain generally will be capital gain, but a portion may be treated as ordinary income, depending on the assets of our Operating Partnership at that time. Some or all of such capital gain may be short term capital gain depending on the participant's holding period in our Operating Partnership. Upon the exchange of the LTIP Units (or the common partnership units into which the LTIP Units may be convertible) for Company shares, or the sale of such units, the participant will generally recognize gain or loss to the extent that the amount the participant receives plus the portion of our Operating Partnership’s liabilities allocated to such units exceeds the participant’s tax basis in such units. The gain generally will be taxable at capital gains rates, but may be subject to tax at higher rates depending on the assets of our Operating Partnership at the time of such disposition. The tax consequences may be similar with respect to any redemption by our Operating Partnership of such interests in exchange for cash. Generally, no deduction is available to us upon the grant, vesting or disposition of the LTIP Units.

Other Grants. The current federal income tax consequences of other grants authorized under the Amended Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); RSUs, dividend equivalents, unrestricted stock and performance awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid (other than employment taxes which are generally paid at the time such compensation is deferred or vested). In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) with respect to covered employees.

Section 162(m) of the Internal Revenue Code. Section 162(m) generally places a $1,000,000 annual limit on a publicly held corporation’s tax deduction for compensation paid to certain executive officers. Prior to the enactment of the Tax Cuts and Jobs Act, this limit did not apply to compensation that satisfied the applicable requirements for the “qualified performance-based compensation” exception to the Section 162(m) deductibility limitation. However, under the Tax Cuts and Jobs Act enacted in 2017, effective for tax years commencing after December 31, 2017, the performance-based compensation exception, and our ability to rely on this exception, were eliminated (other than with respect to certain grandfathered arrangements in effect on November 2, 2017), and the limitation on deductibility generally was expanded to (i) include the publicly held corporation's chief financial officer and (ii) to apply the limitation to the covered executives in future years regardless of changes in the executives position or compensation.

We believe that we qualify as a REIT under the Code and generally are not subject to federal income taxes, provided that we distribute to our stockholders at least 90% of our taxable income each year. As a result of the Company’s tax status as a REIT, the loss of a deduction under Section 162(m) may not affect the amount of federal income tax payable by the Company. Therefore, our board and our compensation committee generally have not taken the deductibility limit imposed by Section 162(m) into consideration in setting compensation.

Section 280G of the Internal Revenue Code. If awards under the Amended Plan are granted, vest or are paid contingent on a change in control or a subsequent termination of employment, some or all of the value of the award may be considered an “excess parachute payment” under Section 280G of the Internal Revenue Code, which would result in the imposition of a 20 percent federal excise tax on the recipients of the excess parachute payments and a loss of our deduction for the excess parachute payments.

Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code (“Section 409A”), which was enacted as part of the American Jobs Creation Act in late 2004, substantially changed the federal income tax law applicable to non-qualified deferred compensation, including certain equity-based compensation. The terms and conditions governing any grants that the Compensation Committee determines will be subject to Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of our common stock pursuant thereto, must be set forth in writing, and must comply in all respects with Section 409A.

New Plan Benefits

Other than with respect to awards to non-employee directors, because grants under the Amended 2015 Plan are generally within the discretion of the Compensation Committee, it is not possible to determine the future grants that will be made under the Amended 2015 Plan.

As described above under “Director Compensation,” pursuant to our Director Compensation Program, our non-employee directors receive annual equity grants in the form of LTIP Units or shares of our common stock. The table below sets forth the aggregate grant value that all non-employee directors as a group are expected to receive in 2020 pursuant to our current Director Compensation Program. As reflected in the table below, none of the named executive officers are guaranteed grants pursuant to any contract or other arrangement. If our stockholders do not approve the Amendment, we expect that sufficient shares will remain available for grant to our non-employee directors at the Annual Meeting under the 2015 Plan.

Name and Position	Dollar Value	Number of Units
Named Executive Officers:
Marcel Verbaas, Chairman and Chief Executive Officer	$0	—
Barry A. N. Bloom, President and Chief Operating Officer	$0	—
Atish Shah, Executive Vice President, Chief Financial Officer and Treasurer	$0	—
Philip A. Wade, Senior Vice President and Chief Investment Officer	$0	—
Joseph T. Johnson, Senior Vice President and Chief Accounting Officer	$0	—
All current executive officers, as a group	$0	—
All current non-executive officer directors, as a group:	$700,000	—
All non-executive officer employees as a group	$0	—

History of Grants Under the 2015 Plan

The table below sets forth summary information concerning the number of shares of our common stock subject to equity awards granted to certain persons under the 2015 Plan since its inception through March 30, 2020. The per share market value of our stock on that date was $9.88.

Name and Position	Restricted Stock Units (#) (1)	LTIP Units (#) (1)
Named Executive Officers:
Marcel Verbaas	146	978,280
Barry A. N. Bloom	146	474,155
Atish Shah	26,738	300,202
Philip A. Wade	43,275	164,727
Joseph T. Johnson	—	150,442
All current executive officers, as a group	151,164	2,067,806

All current non-employee directors, as a group:
Current director nominees:
Jeffrey H. Donahue	3,650	20,297
John H. Alschuler	3,650	20,297
Keith E. Bass	3,650	20,297
Thomas M. Gartland	3,650	20,297
Beverly K. Goulet	3,650	20,297
Mary E. McCormick	3,650	20,297
Dennis D. Oklak	3,650	20,297
All non-employee directors, as a group	25,550	142,079

Each associate of any such directors, executive officers or nominees	—	—

Each other person who received or is to receive 5% of such options or rights	—	—

All employees, including all current officers who are not executive officers, as a group	505,660	—
(1)For performance-vesting awards, reflects target number of RSUs or LTIP base units.
Registration

We intend to file a registration statement on Form S-8 with the SEC with respect to the Amendment to cover shares issuable under the Amended 2015 Plan.

Vote Required

Approval of the Amendment requires the affirmative “FOR” vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting.

✓	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 3 TO APPROVE THE AMENDMENT TO THE 2015 PLAN.

ARTICLE VI: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify our Audit Committee's appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Stockholder ratification of the selection of KPMG as our independent registered public accounting firm is not required by our charter or bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate governance practice. Furthermore, the Audit Committee will take the results of the stockholder vote regarding KPMG’s appointment into consideration in future deliberations. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Xenia.
Representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.
Pursuant to the Audit Committee charter, the Audit Committee, or the chair of the Audit Committee, shall pre-approve any audit and non-audit service provided to the Company by the independent auditor, unless the engagement is entered into pursuant to appropriate preapproval policies established by the Audit Committee or if such service falls within available exceptions under SEC rules or NYSE listing rules.

✓	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 4 TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF XENIA HOTELS & RESORTS, INC. FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

KPMG LLP served as our independent accountants for the fiscal years ended December 31, 2019 and 2018, respectively.
During fiscal years 2019 and 2018, all of the services provided by KPMG LLP for the services described below related to Audit, Audit-Related Fees, Tax Fees, and All Other Fees and were pre-approved in accordance with the policies and procedures described above.

	FY 2019	FY 2018
Audit Fees(1)	$1,143,975	$1,068,103
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	2,000	1,780
Total	$1,145,975	$1,069,883
The following are footnotes to the above table, in accordance with SEC definitions:
(1)Audit fees include services rendered for the review of registration statements and consents that are normally provided by accountants in connection with statutory and regulatory filings or engagements, including the issuance of comfort letters related to equity issuances.

ARTICLE VII: REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee of the Board of Directors of Xenia Hotels & Resorts, Inc. (the “Company”) assists the Board of Directors in its oversight of the integrity of the Company’s financial statements. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal controls over financial reporting. The Company’s independent auditors are engaged to audit and express opinions on the conformity of the Company’s financial statements to U.S. generally accepted accounting principles and the effectiveness of the Company's internal controls over financial reporting.
In addition to fulfilling its oversight responsibilities as set forth in its charter and further described in the section of the Company’s proxy statement for the 2020 annual meeting of stockholders titled “Audit Committee,” the Audit Committee has performed the following:
• Prior to the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, reviewed and discussed with management and KPMG LLP (“KPMG”) the Company’s audited consolidated financial statements.
• Discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
• Evaluated KPMG’s qualifications, performance and independence (consistent with SEC requirements), which included the receipt and review of the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and discussions with KPMG regarding its independence.
Based on the reviews and discussions with management and KPMG cited above, including the review of KPMG’s disclosures and letter to the Audit Committee and review of the representations of management and the reports of KPMG, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC.
Submitted by the members of the Audit Committee of the Board of Directors.

Audit Committee of the Board of Directors
Dennis D. Oklak, Chairman
Jeffrey H. Donahue
Beverly K. Goulet
*This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any Xenia filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

ARTICLE VIII: STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information with respect to the beneficial ownership of our common stock by (i) each person who we believe is a beneficial owner of more than 5% of our outstanding common stock, (ii) each of our directors, nominees and named executive officers as of March 30, 2020 and (iii) all directors, nominees and executive officers as a group.
As of March 30, 2020, we had an aggregate of 113,406,499 shares of common stock outstanding.
Unless otherwise indicated, the address of each named person is c/o Xenia Hotels & Resorts, Inc., 200 S. Orange Avenue, Suite 2700, Orlando, Florida, 32801. Except as otherwise noted in the footnotes below, each person or entity identified below has sole voting and investment power with respect to such securities, and no shares beneficially owned by any director, nominee or executive officer have been pledged as security.

Beneficial Owner	Number of Shares(1)		% of Shares Outstanding(2)
5% or greater stockholders:
BlackRock, Inc.(3)	20,366,167		18.0%
The Vanguard Group, Inc.(4)	18,425,197		16.2%
Wellington Management Group LLP (5)	9,696,758		8.6%
Vanguard Specialized Funds—Vanguard REIT Index Fund (6)	5,349,933		4.7%
Directors, Director Nominees and Executive Officers:
Marcel Verbaas	822,352	(7)	*
Barry A.N. Bloom	522,439	(8)	*
Atish Shah	201,053	(9)	*
Philip A. Wade	246,329	(10)	*
Joseph T. Johnson	103,655	(11)	*
Jeffrey H. Donahue	52,529	(12)	*
John H. Alschuler	23,947	(13)	*
Keith E. Bass	30,947	(14)	*
Thomas M. Gartland	31,147	(15)	*
Beverly K. Goulet	23,947	(16)	*
Mary E. McCormick	28,547	(17)	*
Dennis D. Oklak	23,947	(18)	*
All Current Executive Officers and Directors as a Group (13 persons)	2,149,284	(19)	1.9%
* Indicates less than 1%
(1)For Directors and Executive Officers, numbers include shares of common stock for which vested and unvested Time-Based LTIP Units and LTIP Units that were fully vested on the grant date may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units). Once LTIP Units have achieved full parity with Common Units, vested LTIP Units may be converted by the holder into an equal number of Common Units, which are redeemable by the holder for an equivalent number of shares of common stock or the cash value of such shares, at the Company’s option.
(2)Based on 113,406,499 shares of our common stock outstanding as of March 30, 2020. For each Director and Executive Officer, the percentage of shares of our common stock beneficially owned by such person includes shares of common stock for which vested and unvested Time-Based LTIP Units, vested Class A LTIP Units, and LTIP Units that were fully vested on the grant date may be redeemed by such person but no other person (assuming certain conditions are met and the LTIP Units are first converted into Common Units).  For all Directors and Executive Officers as a group, the percentage of shares of our common stock beneficially owned by such persons includes all shares of common stock for which vested and unvested Time-Based LTIP Units, vested Class A LTIP Units, and LTIP Units that were fully vested on the grant date may be redeemed by such persons (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(3)Based solely on information contained in a Schedule 13G filed on February 4, 2020 (the “BlackRock 13G”), BlackRock, Inc. beneficially owns 20,366,167 shares of common stock, with sole power to vote 20,040,913 of such shares and sole power to dispose of 20,366,167 of such shares, through itself and being the parent holding company or control person over each of the following subsidiaries: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, and BlackRock Investment Management (Australia) Limited each individually owning less than 5% of the total outstanding shares of common stock. BlackRock Fund Managers Ltd beneficially owns greater than 5% of the outstanding shares of common stock. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(4)Based solely on information contained in a Schedule 13G filed on February 11, 2019 (the “Vanguard 13G”), The Vanguard Group, Inc. beneficially owns 18,425,197 shares of common stock, with sole power to vote 228,212 of such shares, shared power to vote 139,958 of such shares, sole power to dispose of 18,190,507 of such shares, and shared power to dispose of 234,690 of such shares. According to the Vanguard 13G, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 94,732 shares of common stock as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 273,438 shares of common stock as a result of its serving as investment manager of Australian investment offerings. The principal business address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(5)Based solely on information contained in a Schedule 13G filed on January 27, 2020 (the "Wellington 13G"), Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP beneficially own 9,082,499 shares of common stock, with sole power to vote on none of such shares, shared power to vote 8,422,612 of such shares, and shared power to dispose of 9,082,499 of such shares. The principal business address is 280 Congress Street, Boston, Massachusetts 02210.
(6)Based solely on information contained in a Schedule 13G filed on January 31, 2019, Vanguard Specialized Funds - Vanguard REIT Index Fund beneficially owns 5,349,933 shares of common stock, with sole power to vote 5,349,933 of such shares and sole power to dispose of none of such shares. The principal business address of Vanguard Specialized Funds - Vanguard REIT Index Fund is 100 Vanguard Blvd., Malvern, PA 19355.
(7)Includes 100,449 shares of common stock for which vested Class A Units and vested and unvested Time-Based LTIP Units may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(8)Includes 466,942 shares of common stock for which vested Class A Units and vested and unvested Time-Based LTIP Units may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(9)Includes 38,001 shares of common stock for which vested Class A Units and vested and unvested Time-Based LTIP Units may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(10)Includes 217,715 shares of common stock for which vested Class A Units and vested and unvested Time-Based LTIP Units may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(11)Includes 16,635 shares of common stock for which vested Class A Units and vested and unvested Time-Based LTIP Units may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(12)Includes 20,297 shares of common stock for which LTIP Units that were fully vested on the grant date may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(13)Includes 20,297 shares of common stock for which LTIP Units that were fully vested on the grant date may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(14)Includes 20,297 shares of common stock for which LTIP Units that were fully vested on the grant date may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(15)Includes 20,297 shares of common stock for which LTIP Units that were fully vested on the grant date may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(16)Includes 20,297 shares of common stock for which LTIP Units that were fully vested on the grant date may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(17)Includes 20,297 shares of common stock for which LTIP Units that were fully vested on the grant date may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(18)Includes 20,297 shares of common stock for which LTIP Units that were fully vested on the grant date may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).
(19)Includes 981,821 shares of common stock for which vested and unvested Time-Based LTIP Units, vested Class A LTIP Units, and LTIP Units that were fully vested on the grant date may be redeemed (assuming certain conditions are met and the LTIP Units are first converted into Common Units).

ARTICLE IX: CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Statement of Policy Regarding Transactions with Related Persons
Our Board of Directors has adopted a written policy regarding the review, approval and ratification of transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that management present to the Audit Committee any proposed “related person transaction” (defined as any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K)) had, has or will have a direct or indirect interest), including all relevant facts and circumstances relating thereto. The Audit Committee will review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the Company’s Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction. Any related person transaction shall be consummated and shall continue only if the Audit Committee has approved or ratified such transaction in accordance with Section 2-419 of the MGCL (if applicable), or any successor provision thereto, the Company’s charter and bylaws and the guidelines set forth in the related person policy.

ARTICLE X: ATTENDING THE ANNUAL MEETING

If you plan to attend the meeting, you must be a registered holder or beneficial owner of shares of Xenia common stock as of the close of business on the record date of March 30, 2020, and obtain an admission ticket in advance. Tickets will be available to registered and beneficial owners. You can print your own tickets and you must bring them to the meeting to gain access. Tickets can be printed by accessing the "Register for Meeting" Registration link at www.ProxyVote.com and following the instructions provided (you will need the 16 digit number included on your proxy card, voter instruction form or notice). Representatives of corporate or institutional stockholders will need to pre-register and bring photo identification to the meeting together with their admission ticket.
If you are unable to print your tickets, please contact us at 407-246-8100 for assistance. Requests for admission tickets will be processed in the order in which they are received and must be requested no later than 11:59 p.m. Eastern Time on Friday, May 15, 2020. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. On the day of the meeting, each stockholder will be required to present a valid picture identification such as a driver's license or passport with their admission ticket and you may be denied admission if you do not. Seating will begin at 7:50 a.m. and the meeting will begin promptly at 8:00 a.m.

Due to the public health impact of coronavirus disease 2019 (COVID-19), we are planning for the possibility that the Company’s Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Company and available at www.xeniareit.com.

ARTICLE XI: MISCELLANEOUS

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

This proxy statement for the Annual Meeting and the Annual Report for the fiscal year ended December 31, 2019, are available free of charge at www.proxyvote.com. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the SEC (exclusive of exhibits and documents incorporated by reference), may also be obtained for free by directing written requests to: Xenia Hotels & Resorts, Inc., Attention: Vice President – Finance, 200 S. Orange Avenue, Suite 2700, Orlando, Florida 32801 (phone: 407-246-8100). Copies of exhibits and basic documents filed with the Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the Annual Report on Form 10-K over the internet at the SEC’s website, www.sec.gov, or on our website, www.xeniareit.com.
HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A number of brokers with account holders who are stockholders may be householding the Company’s proxy materials. If you receive a householding notification from your broker, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by your broker. Once you receive notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker. In addition, if you receive a householding notification and wish to receive a separate annual report or proxy statement at your address, you should also contact your broker directly.
If you wish to receive a separate set of proxy materials for the 2020 Annual Meeting, we will deliver them promptly upon request sent to Xenia Hotels & Resorts, Inc., Attention: Vice President – Finance, 200 S. Orange Avenue, Suite 2700, Orlando, Florida 32801 (phone: 407-246-8100).

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the proxy holders to vote the shares represented by all valid proxies in accordance with their discretion on such matters.

By Order of the Board of Directors

Marcel Verbaas
Chairman and Chief Executive Officer
Orlando, Florida
April 6, 2020

XENIA HOTELS & RESORTS, INC.
200 SOUTH ORANGE AVE
SUITE 2700
ORLANDO, FL 32801

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION:
To vote and/or attend the meeting, go to the "Register for Meeting" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E95697-P35174 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

XENIA HOTELS & RESORTS, INC.

The Board of Directors recommends you vote FOR all of the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Marcel Verbaas	☐	☐	☐
1b. Jeffrey H. Donahue	☐	☐	☐
1c. John H. Alschuler	☐	☐	☐
1d. Keith E. Bass	☐	☐	☐
1e. Thomas M. Gartland	☐	☐	☐
1f. Beverly K. Goulet	☐	☐	☐
1g. Mary E. McCormick	☐	☐	☐
1h. Dennis D. Oklak	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:	**For**	**Against**	**Abstain**
2. To approve, on an advisory and non-binding basis, the compensation of the named executive officers as disclosed in the proxy statement.	☐	☐	☐
3. To approve, an amendment to the 2015 Incentive Award Plan to, among other things, increase the number of shares that may be issued thereunder by 2,000,000 shares.	☐	☐	☐
4. Ratification of the Appointment of KPMG LLP as Xenia Hotels & Resorts, Inc.'s Independent Registered Public Accounting Firm for Fiscal Year 2020.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign and date personally. All holders must sign and date. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E95698-P35174

XENIA HOTELS & RESORTS, INC.
Annual Meeting of Stockholders
May 19, 2020
This proxy is solicited by the Board of Directors

The undersigned hereby revokes all prior proxies and appoints Marcel Verbaas and Barry A.N. Bloom, and each of them, with full power of substitution, as proxies and attorneys-in-fact to represent the undersigned and to vote all shares of Xenia Hotels & Resorts, Inc. held by the undersigned at the Annual Meeting of Stockholders to be held on Tuesday, May 19, 2020 at 8:00 a.m., local time, at the offices of Baker & Hostetler LLP, SunTrust Center, Suite 2300, 200 S. Orange Avenue, Orlando, Florida 32801, as directed with respect to each of the proposals shown on the reverse side and in their discretion (1) with respect to any other matters which may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof and (2) for the election of such other candidate or candidates as may be nominated by the board of directors if any nominee named herein becomes unable to serve or for good cause will not serve. The undersigned hereby acknowledges receipt of the notice of Annual Meeting of Stockholders and accompanying Proxy Statement, which are incorporated by reference herein.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is properly executed but no such direction is made, this proxy will be voted "FOR" each director nominee in Proposal 1 and "FOR" Proposals 2-4.

Continued and to be signed on reverse side

APPENDIX A

XENIA HOTELS & RESORTS, INC., XHR HOLDING, INC.
AND XHR LP
2015 INCENTIVE AWARD PLAN

ARTICLE 1.
PURPOSE
The purpose of the Xenia Hotels & Resorts, Inc., XHR Holding, Inc. and XHR LP 2015 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Xenia Hotels & Resorts, Inc., a Maryland corporation (the “Company”), XHR Holding, Inc. (the “TRS”) and XHR LP (the “Partnership”) by linking the individual interests of Employees, Consultants and members of the Board and TRS Directors to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company, the TRS, the Partnership and their subsidiaries in their ability to motivate, attract, and retain the services of those individuals upon whose judgment, interest, and special effort the successful conduct of the Company’s, the TRS’ and the Partnership’s operation is largely dependent.
ARTICLE 2.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 11 hereof. With reference to the duties of the Administrator under the Plan which have been delegated to one or more persons pursuant to Section 11.6 hereof, or which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.
2.2 “Affiliate” shall mean the Partnership, the TRS, any Parent or any Subsidiary.
2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
2.4 “Applicable Law” shall mean any applicable law, including without limitation, (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
2.5 “Award” shall mean an Option, a Restricted Stock award, a Performance Bonus Award, a Dividend Equivalent award, a Stock Payment award, a Restricted Stock Unit award, a Performance Share award, an Other Incentive Award, an LTIP Unit award or a Stock Appreciation Right, which may be awarded or granted under the Plan.
2.6 “Award Agreement” shall mean any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.
2.7 “Board” shall mean the Board of Directors of the Company.
2.8 “Change in Control” shall mean the first to occur of any of the events set forth in the following paragraphs: (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company or an Affiliate or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; (ii) a merger, reverse merger or other business combination or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation other than an Affiliate of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger, reverse merger, business combination or consolidation; (iii) a majority of the members of the Board in effect on the Effective Date are replaced during any 12 month period after the Effective Date by directors whose appointment or election is not endorsed by a majority of the Board prior to the date of the appointment or election; or (iv) a person (or group), other than an Affiliate, acquires (or has acquired, during a 12-month period), assets that have a total gross fair market value of forty percent (40%) or more of the total gross fair market value of all assets of the Company immediately prior to such acquisition.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii) or (iv) above with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event” (within the meaning of Section 409A of the Code). Consistent with the terms of this Section 2.8, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.
2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.
2.10 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article 11 hereof.
2.11 “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.
2.12 “Company” shall mean Xenia Hotels & Resorts, Inc., a Maryland corporation.
2.13 “Consultant” shall mean any consultant or advisor of the Company, the TRS, the Partnership or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of Form S-8 Registration Statement.
2.14 “Covered Employee” shall mean any Employee who is, or could become, a “covered employee” within the meaning of Section 162(m) of the Code.
2.15 “Director” shall mean a member of the Board, as constituted from time to time.
2.16 “Distribution Date” shall have the meaning set forth in that certain Separation and Distribution Agreement, by and between Inland American Real Estate Trust, Inc. (“Inland American”) and the Company, which provides for the distribution of the Common Stock by Inland American to its stockholders.
2.17 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2 hereof.
2.18 “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
2.19  “Effective Date” shall mean the date immediately prior to the Distribution Date.
2.20 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.
2.21 “Employee” shall mean any officer or other employee (within the meaning of Section 3401(c) of the Code) of the Company, the TRS, the Partnership or any Subsidiary.
2.22 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding stock-based Awards.
2.23 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:
(a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
2.25  “Greater Than 10% Stockholder” shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and 424(f) of the Code, respectively).
2.26 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.27 “Individual Award Limit” shall mean the cash and share limits applicable to Awards granted under the Plan, as set forth in Section 3.3 hereof.
2.28 “LTIP Unit” shall mean an “LTIP Unit” of the Partnership (as defined in the Partnership Agreement”) that is granted pursuant to Section 9.7 hereof and is intended to constitute a “profits interest” within the meaning of the Code.
2.29 “Non-Employee Director” shall mean a Director of the Company or a TRS Director, in either case, who is not an Employee.
2.30 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.
2.31 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6 hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
2.32 “Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.
2.33 “Other Incentive Award” shall mean an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 9.6 hereof.
2.34 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.35 “Participant” shall mean a person who has been granted an Award pursuant to the Plan.
2.36 “Partnership” shall mean XHR LP, a Delaware limited partnership.
2.37 “Partnership Agreement” shall mean the Third Amended and Restated Agreement of Limited Partnership of XHR LP, as the same may be amended, modified or restated from time to time.

2.38 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.
2.39 “Performance Bonus Award” shall mean an Award that is granted under Section 9.1 hereof.
2.40 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:
(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings or adjusted net earnings (in each case, either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization, and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); (vii) return on assets; (viii) return on net assets; (ix) return on capital or return on invested capital; (x) return on stockholders’ equity; (xi) stockholder return; (xii) return on sales; (xiii) gross or net profit or operating margin; (xiv) costs, reductions in costs and cost control measures; (xv) funds from operations; (xvi) adjusted funds from operations; (xvii) core funds from operations; (xviii) cash available for distribution; (xix) productivity; (xx) expenses; (xxi) margins; (xxii) working capital; (xxiii) earnings or loss per share; (xxiv) adjusted earnings or loss per share; (xxv) price per Share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xxvi) revenue per available room (RevPAR); (xxvii) implementation or completion of critical projects; (xxviii) market share; (xxix) debt levels or reduction; (xxx) comparisons with other stock market indices; (xxxi) financing and other capital raising transactions; (xxxii) acquisition activity; (xxxiii) economic value-added; (xxxiv) customer satisfaction, (xxxv) earnings as a multiple of interest expense; and (xxxvi) total capital invested in assets, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease, or on a relative basis, or as compared to results of a peer group or to market performance indicators or indices.
(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii)  items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in Applicable Law, Applicable Accounting Standards or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.
2.41 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall performance of the Company, the TRS, the Partnership, any Subsidiary, any division or business unit thereof or an individual. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards.
2.42 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, vesting of, and/or the payment of, an Award.
2.43 “Performance Share” shall mean a contractual right awarded under Section 9.5 hereof to receive a number of Shares or the Fair Market Value of such number of Shares in cash based on the attainment of specified Performance Goals or other criteria determined by the Administrator.
2.44 “Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under the General Instructions to Form S-8 Registration Statement under the Securities Act or any successor Form thereto, or any other transferee specifically approved by the Administrator, after taking into account Applicable Law.

2.45 “Plan” shall mean this Xenia Hotels & Resorts, Inc., XHR Holding, Inc. and XHR LP 2015 Incentive Award Plan, as it may be amended from time to time.
2.46 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.
2.47  “REIT” shall mean a real estate investment trust within the meaning of Sections 856 through 860 of the Code.
2.48 “Restricted Stock” shall mean an award of Shares made under Article 8 hereof that is subject to certain restrictions and may be subject to risk of forfeiture.
2.49 “Restricted Stock Unit” shall mean a contractual right awarded under Section 9.4 hereof to receive in the future a Share or the Fair Market Value of a Share in cash.
2.50 “Securities Act” shall mean the Securities Act of 1933, as amended.
2.51 “Share Limit” shall have the meaning provided in Section 3.1(a) hereof.
2.52 “Shares” shall mean shares of Common Stock.
2.53 “Stock Appreciation Right” shall mean an Award entitling the Participant (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.
2.54 “Stock Payment” shall mean a payment in the form of Shares awarded under Section 9.3 hereof.
2.55 “Subsidiary” shall mean (a) a corporation, association or other business entity of which fifty percent (50%) or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company, the TRS, the Partnership and/or by one or more Subsidiaries, (b) any partnership or limited liability company of which fifty percent (50%) or more of the equity interests are owned, directly or indirectly, by the Company, the Partnership, the TRS and/or by one or more Subsidiaries, and (c) any other entity not described in clauses (a) or (b) above of which fifty percent (50%) or more of the ownership and the power (whether voting interests or otherwise), pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company, the Partnership, the TRS and/or by one or more Subsidiaries.
2.56 “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, an outstanding equity award previously granted by a company or other entity that is a party to such transaction; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
2.57 “Termination of Service” shall mean, unless otherwise determined by the Administrator:
(a) As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company and its Affiliates is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment and/or service as an Employee and/or Director with the Company or any Affiliate.
(b) As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment and/or service as an Employee and/or Consultant with the Company or any Affiliate.
(c) As to an Employee, the time when the employee-employer relationship between a Participant and the Company and its Affiliates is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement, but excluding terminations where the Participant simultaneously commences or remains in service as a Consultant and/or Director with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for cause and whether any particular leave of absence constitutes a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Participant ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
2.58 “TRS” shall mean XHR Holding, Inc.
2.59 “TRS Director” shall mean a member of the Board of Directors of the TRS.
ARTICLE 3.
SHARES SUBJECT TO THE PLAN
3.1 Number of Shares.
(a) Subject to Section 3.1(b) and Section 12.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 7,000,000 Shares (the “Share Limit”). In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of Shares that may be issued under the Plan upon the exercise of Incentive Stock Options shall be 7,000,000 Shares. Each LTIP Unit issued pursuant to an Award shall count as one Share for purposes of calculating the aggregate number of Shares available for issuance under the Plan as set forth in this Section 3.1(a) and for purposes of calculating the Individual Award Limits set forth in Section 3.3 hereof.
(b) If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the Share Limit in the same number of Shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 12.2 hereof). Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Share Limit and will not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 hereof at the same price paid by the Participant so that such Shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
         (c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except to the extent required by reason of Section 422 of the Code. Additionally, in the event that a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan to the extent that grants of Awards using such available shares are (i) permitted without stockholder approval under the rules of the principal securities exchange on which the Common Stock is then listed and (ii) made only to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock or Common Stock purchased on the open market.
3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 12.2 hereof, (a) the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 700,000 Shares, (b) the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more Awards payable in cash shall be $10,000,000, and (c) the maximum aggregate value (determined as of the date of grant under Applicable Accounting Standards), determined as of the date of grant, of Awards that may be granted to any Non-Employee Director during any calendar year shall be $300,000 (together, the “Individual Award Limits”).
ARTICLE 4.
GRANTING OF AWARDS
4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual or other Person shall have any right to be granted an Award pursuant to the Plan.
4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan and any applicable Program. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
4.3 Limitations Applicable to Section 16 Persons. Notwithstanding anything contained herein to the contrary, with respect to any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, the Plan, any applicable Program and the applicable Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule, and such additional limitations shall be deemed to be incorporated by reference into such Award to the extent permitted by Applicable Law.
4.4 At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Participant any right to continue as an Employee, Director or Consultant of the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company or any Affiliate, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of any Participant’s employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Affiliate.
4.5 Foreign Participants. Notwithstanding any provision of the Plan or an applicable Program to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the Share Limit or Individual Award Limits contained in Sections 3.1 and 3.3 hereof, respectively; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange.
4.6 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
ARTICLE 5.
PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALITY AS PERFORMANCE-BASED COMPENSATION
5.1 Purpose. The Administrator, in its sole discretion, may determine whether any Award is intended to qualify as Performance-Based Compensation. If the Administrator, in its sole discretion, decides to grant an Award that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan or any applicable Program. The Administrator may in its sole discretion grant Awards to Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.
5.2 Procedures with Respect to Performance-Based Compensation. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which is intended to qualify as Performance-Based Compensation, no later than ninety (90) days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Eligible Individuals; (b) select the Performance Criteria applicable to the Performance Period; (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria; and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, unless otherwise provided in an Award Agreement, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.
5.3 Payment of Performance-Based Compensation. Unless otherwise provided in the applicable Program or Award Agreement (and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code), the holder of an Award that is intended to qualify as Performance-Based Compensation must be employed by the Company or an Affiliate throughout the applicable Performance Period. Unless otherwise provided in the applicable Program or Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such Performance Period are achieved.
5.4 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations imposed by Section 162(m) of the Code that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.
ARTICLE 6.
GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS
6.1 Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.
6.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Participant, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and all other plans of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Section 424(e) and 424(f) of the Code, respectively) exceeds one hundred thousand dollars ($100,000), the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. In addition, to the extent that any Options otherwise fail to qualify as Incentive Stock Options, such Options shall be treated as Nonqualified Stock Options. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code.
6.3 Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than one hundred ten percent (110%) of the

Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.
6.4 Option and SAR Term. The term of each Option and the term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option or Stock Appreciation Rights, as applicable, is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options or Stock Appreciation Rights, which time period may not extend beyond the stated term of the Option or Stock Appreciation Right. Except as limited by the requirements of Section 409A or Section 422 of the Code, subject to the limitations set forth in the first sentence of this Section 6.4, the Administrator may extend the term of any outstanding Option or Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Participant or otherwise, and may amend any other term or condition of such Option or Stock Appreciation Right relating to such a Termination of Service or otherwise.
6.5 Option and SAR Vesting.
(a) The terms and conditions pursuant to which an Option or Stock Appreciation Right vests in the Participant and becomes exercisable shall be determined by the Administrator and set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after the grant of an Option or Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the vesting of the Option or Stock Appreciation Right.
(b) Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, no portion of an Option or Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable.
6.6 Substitution of Stock Appreciation Rights. The Administrator may, in its sole discretion, substitute an Award of Stock Appreciation Rights for an outstanding Option at any time prior to or upon exercise of such Option; provided, however, that such Stock Appreciation Rights shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.
ARTICLE 7.
EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS
7.1 Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 7 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.
7.2 Manner of Exercise. All or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his or its office, as applicable:
(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;
(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take such additional actions as it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option or Stock Appreciation Right shall be exercised pursuant to Section 10.3 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and
(d) Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2 hereof.
7.3 Notification Regarding Disposition. The Participant shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years after the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) of such Option to such Participant, or (b) one (1) year after the date of transfer of such Shares to such Participant.
ARTICLE 8.
RESTRICTED STOCK
8.1 Award of Restricted Stock.
(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.
(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.
8.2 Rights as Stockholders. Subject to Section 8.4 hereof, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in the Plan, an applicable Program or in the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the shares may be subject to the restrictions set forth in Section 8.3 hereof. In addition, with respect Restricted Stock that is subject to performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.
8.3 Restrictions. All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of any Program or by the applicable Award Agreement.
8.4 Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no purchase price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse and be forfeited, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a purchase price was paid by the Participant for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then-subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in an applicable Program or the applicable Award Agreement. The Administrator in its sole discretion may provide that, upon certain events, including without limitation a Change in Control, the Participant’s death, retirement or disability, any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not terminate, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.
8.5 Certificates/Book Entries for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.
ARTICLE 9.
PERFORMANCE BONUS AWARDS; DIVIDEND EQUIVALENTS; STOCK PAYMENTS; RESTRICTED STOCK UNITS; PERFORMANCE SHARES; OTHER INCENTIVE AWARDS; LTIP UNITS
9.1 Performance Bonus Awards.
(a) The Administrator may grant Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall have the authority to determine whether such Performance Bonus Awards shall be Performance-Based Compensation. Any such bonuses paid to a Participant which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5 hereof.
9.2 Dividend Equivalents.
(a) Subject to Section 9.2(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award that is subject to performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.
(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.
9.3 Stock Payments. The Administrator is authorized to make one or more Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.
9.4 Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case, on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or may permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be consistent with the applicable provisions of Section 409A of the Code or an exemption therefrom. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.
9.5 Performance Share Awards. Any Eligible Individual selected by the Administrator may be granted one or more Performance Share awards which shall be denominated in a number or range of Shares and the vesting of which may be linked to any one or more of the Performance Criteria, other specific performance criteria (in each case on a specified date or dates or over any period or periods determined by the Administrator) and/or time-vesting or other criteria, as determined by the Administrator.
9.6 Other Incentive Awards.  The Administrator is authorized to grant Other Incentive Awards to any Eligible Individual, which Awards may cover Shares or the right to purchase Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, shareholder value or shareholder return, in each case, on a specified date or dates or over any period or periods determined by the Administrator. Other Incentive Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator. Other Incentive Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.
9.7 LTIP Units. The Administrator is authorized to grant LTIP Units in such amount and subject to such terms and conditions as may be determined by the Administrator; provided, however, that LTIP Units may only be issued to a Participant for the performance of services to or for the benefit of the Partnership (a) in the Participant’s capacity as a partner of the Partnership, (b) in anticipation of the Participant becoming a partner of the Partnership, or (c) as otherwise determined by the Administrator, provided that the LTIP Units are intended to constitute “profits interests” within the meaning of the Code, including, to the extent applicable, Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191. The Administrator shall specify the conditions and dates upon which the LTIP Units shall vest and become nonforfeitable. LTIP Units shall be subject to the terms and conditions of the Partnership Agreement and such other restrictions, including restrictions on transferability, as the Administrator may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.
9.8 Other Terms and Conditions. All applicable terms and conditions of each Award described in this Article 9, including without limitation, as applicable, the term, vesting conditions and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion, provided, however, that the value of the consideration paid by a Participant for an Award shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.
9.9 Exercise upon Termination of Service. Awards described in this Article 9 are exercisable or distributable, as applicable, only while the Participant is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that such Award may be exercised or distributed subsequent to a Termination of Service as provided under an applicable Program, Award Agreement, payment deferral election and/or in certain events, including without limitation, a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service.
ARTICLE 10.
ADDITIONAL TERMS OF AWARDS
10.1 Payment. The Administrator shall determine the method or methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker with respect to Shares then-issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, however, that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator, or (e) any combination of the foregoing. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
10.2 Tax Withholding. The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising in connection with any Award. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Participant to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Participant to elect to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

10.3 Transferability of Awards.
(a) Except as otherwise provided in Section 10.3(b) or (c) hereof:
(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;
(ii) No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by clause (i) of this provision; and
(iii) During the lifetime of the Participant, only the Participant may exercise any exercisable portion of an Award granted to him under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.
(b) Notwithstanding Section 10.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is to become a Non-Qualified Stock Option) to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee (other than to another Permitted Transferee of the applicable Participant) other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant (or transferring Permitted Transferee) and the Permitted Transferee shall execute any and all documents requested by the Administrator, including without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. In addition, and further notwithstanding Section 10.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and applicable state law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.
(c) Notwithstanding Section 10.3(a) hereof, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Participant, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a “community property” state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as his beneficiary with respect to more than fifty percent (50%) of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is delivered to the Administrator in writing prior to the Participant’s death.
10.4 Conditions to Issuance of Shares.
(a) The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such Applicable Law.

(b) All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.
(c) The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.
(e) The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to such Shares.
(f) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
10.5 Forfeiture and Claw-Back Provisions.
(a) Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: (i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (y) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Participant incurs a Termination of Service for cause; and
(b) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the applicable provisions of any claw-back policy implemented by the Company, whether implemented prior to or after the grant of such Award, including without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.
10.6 Prohibition on Repricing. Subject to Section 12.2 hereof, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 12.2 hereof, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.
10.7 Leave of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall not be suspended during any unpaid leave of absence.
ARTICLE 11.
ADMINISTRATION
11.1 Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors of the Company appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.l or otherwise provided in the Organizational Documents. Except as may otherwise be provided in the Organizational Documents, appointment of Committee members shall be effective upon acceptance of appointment, Committee members may resign at any time by delivering written or electronic notice to the Board, and vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors of the Company and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6 hereof.
11.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Program or Award Agreement are not materially adversely affected by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 12.13 hereof. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b3 under the Exchange Act, Section 162(m) of the Code, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.
11.3 Action by the Committee. Unless otherwise established by the Board or in the Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
11.4 Authority of Administrator. Subject to any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:
(a) Designate Eligible Individuals to receive Awards;
(b) Determine the type or types of Awards to be granted to each Eligible Individual;
(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g) Determine as between the Company, the TRS, the Partnership and any Subsidiary which entity will make payments with respect to an Award, consistent with applicable securities laws and other Applicable Law;
(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;
(j) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and
(k) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
11.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.
11.6 Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Performance-Based Compensation, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under the Organizational Documents, Section 162(m) of the Code and other Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.
ARTICLE 12.
MISCELLANEOUS PROVISIONS
12.1 Amendment, Suspension or Termination of the Plan.
(a) Except as otherwise provided in this Section 12.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 12.13 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.
(b) Notwithstanding Section 12.1(a), the Administrator may not, except as provided in Section 12.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator: (i) increase the Share Limit or any Individual Award Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 10.6 hereof. Notwithstanding anything herein to the contrary, no Incentive Stock Option shall be granted under the Plan after the tenth (10th) anniversary of the date on which the Plan is adopted by the Board.
12.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit and Individual Award Limits); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator.

(b) In the event of any transaction or event described in Section 12.2(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:
(i) To provide for the termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment);
(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price;
(iii) To make adjustments in the number and type of securities subject to outstanding Awards and Awards which may be granted in the future and/or in the terms, conditions and criteria included in such Awards (including the grant or exercise price, as applicable);
(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all securities covered thereby, notwithstanding anything to the contrary in the Plan or an applicable Program or Award Agreement;
(v) To replace such Award with other rights or property selected by the Administrator in its sole discretion; and/or
(vi) To provide that the Award cannot vest, be exercised or become payable after such event.
(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b) hereof:
(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or
(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments to the Share Limit and the Individual Award Limits).
The adjustments provided under this Section 12.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.
(d) Except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company (or an Affiliate) and a Participant, if a Change in Control occurs and a Participant’s outstanding Awards are not continued, converted, assumed, or replaced by the surviving or successor entity in such Change in Control, then, immediately prior to the Change in Control, such outstanding Awards, to the extent not continued, converted, assumed, or replaced, shall become fully vested and, as applicable, exercisable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 12.2(d) is zero or negative at the time of such Change in Control, such Award shall be terminated upon the Change in Control without payment of consideration therefor.
(e) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(f) Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) with respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, cause such Award to fail to so qualify as Performance-Based Compensation, (ii) cause the Plan to violate Section 422(b)(1) of the Code, (iii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iv) cause an Award to fail to be exempt from or comply with Section 409A of the Code.
(g) The existence of the Plan, any Program, any Award Agreement and/or any Award granted hereunder shall not affect or restrict in any way the right or power of the Company, the stockholders of the Company or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or such Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock, the securities of any Affiliate or the rights thereof or which are convertible into or exchangeable for Common Stock or securities of any Affiliate, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(h) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.
12.3 Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval, provided, however, that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the Company’s stockholders, and provided, further, that if such approval has not been obtained at the end of such twelve (12)-month period, all such Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.
12.4 No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record owner of such Shares.
12.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
12.6 Section 83(b) Election. No Participant may make an election under Section 83(b) of the Code with respect to any Award under the Plan without the consent of the Administrator, which the Administrator may grant or withhold in its sole discretion. If, with the consent of the Administrator, a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Award as of the date of transfer of the Award rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
12.7 Grant of Awards to Certain Employees or Consultants. The Company, the Partnership or any Subsidiary may provide through the establishment of a formal written policy or otherwise for the method by which Shares or other securities of the Company or the Partnership may be issued and by which such Shares or other securities and/or payment therefor may be exchanged or contributed among such entities, or may be returned upon any forfeiture of Shares or other securities by the Participant.
12.8 REIT Status. The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to any Award granted under the Plan, such Award shall not vest, be exercisable or be settled:
(a) to the extent that the grant, vesting, exercise or settlement of such Award could cause the Participant or any other person to be in violation of the Common Stock Ownership Limit or the Aggregate Stock Ownership Limit (each as defined in the Company’s charter, as amended from time to time) or any other provision of Section 7.2 of the Company’s charter; or
(b) if, in the discretion of the Administrator, the grant, vesting, exercise or settlement of such Award could impair the Company’s status as a REIT.

12.9 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
12.10 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan, the issuance and delivery of Shares and LTIP Units and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Applicable Law.
12.11 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
12.12 Governing Law. The Plan and any Programs or Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Maryland without regard to conflicts of laws thereof.
12.13 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Plan, any applicable Program and the Award Agreement covering such Award shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan, any applicable Program and the Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes on the Award under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.13 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.
12.14 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.
12.15 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.
12.16 Indemnification. To the extent allowable pursuant to Applicable Law and the Company’s charter and bylaws, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.17 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
12.18 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

* * * * *
I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Xenia Hotels & Resorts, Inc. on January 9, 2015.
* * * * *
I hereby certify that the foregoing Plan was approved by the stockholders of Xenia Hotels & Resorts, Inc. on January 9, 2015.

[SIGNATURE PAGE FOLLOWS]

Executed on this 9th day of January, 2015.

/s/ Marcel Verbaas
Marcel Verbaas
President and Chief Executive Officer

FIRST AMENDMENT TO
XENIA HOTELS & RESORTS, INC., XHR HOLDING, INC. AND XHR LP
2015 INCENTIVE AWARD PLAN

        THIS FIRST AMENDMENT TO XENIA HOTELS & RESORTS, INC., XHR HOLDING, INC. AND XHR LP 2015 INCENTIVE AWARD PLAN (this “First Amendment”), dated as of February 24, 2017, is made and adopted by the Board of Directors (the “Board”) of Xenia Hotels & Resorts, Inc., a Maryland corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

RECITALS

        WHEREAS, the Company maintains the Xenia Hotels & Resorts, Inc., XHR Holding, Inc. and XHR LP 2015 Incentive Award Plan (the “Plan”);

        WHEREAS, pursuant to Section 12.1(a) of the Plan, the Plan may be wholly or partially amended at any time or from time to time by the Board; and

        WHEREAS, the Company desires to amend the Plan as set forth herein.

        NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth herein.

AMENDMENT

1.The second and third sentences of Section 10.2 of the Plan are hereby amended and restated in their entirety as follows:

“In satisfaction of the foregoing requirement or in satisfaction of any additional tax withholding, the Company may satisfy, or may allow a Participant to satisfy, such obligations by any payment means described in Section 10.1 hereof, including, without limitation, by withholding, or allowing such Participant to elect to have the Company or an Affiliate withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in the applicable jurisdiction.”

2. This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.

3. Except as expressly provided herein, all terms and provisions of the Plan shall remain in full force and effect.

[Signature Page Follows]

I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of Xenia Hotels & Resorts, Inc. on February 24, 2017.

Executed on this 24th day of February, 2017.

/s/ Taylor Kessel
Taylor Kessel
Senior Vice President and General Counsel

APPENDIX B

SECOND AMENDMENT TO
XENIA HOTELS & RESORTS, INC., XHR HOLDING, INC. AND XHR LP
2015 INCENTIVE AWARD PLAN

THIS SECOND AMENDMENT TO XENIA HOTELS & RESORTS, INC., XHR HOLDING, INC. AND XHR LP 2015 INCENTIVE AWARD PLAN (this “Second Amendment”), is made and adopted by the Board of Directors (the “Board”) of Xenia Hotels & Resorts, Inc., a Maryland corporation (the “Company”), on March 26, 2020, effective as of the date of the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”), provided that it is approved by the Company’s stockholders on that date (the “Second Amendment Date”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Xenia Hotels & Resorts, Inc., XHR Holding, Inc. and XHR LP 2015 Incentive Award Plan (as amended, the “Plan”);

WHEREAS, pursuant to Section 12.1(a) of the Plan, the Plan may be wholly or partially amended at any time or from time to time by the Board; and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth herein, effective as of the date of the 2020 Annual Meeting, provided that it is approved by the Company’s stockholders on that date.

AMENDMENT

1.Section 3.1 (a). Section 3.1(a) of the Plan is hereby deleted and replaced in its entirety with the following:

(a) Subject to Section 3.1(b) and Section 12.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 9,000,000 Shares (the “Share Limit”). In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of Shares that may be issued under the Plan upon the exercise of Incentive Stock Options shall be 9,000,000 Shares. Each LTIP Unit issued pursuant to an Award shall count as one Share for purposes of calculating the aggregate number of Shares available for issuance under the Plan as set forth in this Section 3.1(a) and for purposes of calculating the Individual Award Limits set forth in Section 3.3 hereof

2. Section 3.1(d). The following new Section 3.1(d) is hereby added to the Plan:

(d) Notwithstanding any other provision of the Plan to the contrary, but subject to Section 12.2 of the Plan, Awards granted under the Plan on or after the effective date of the Second Amendment to the Plan (the “Amendment Date”) shall vest no earlier than the first anniversary of such Award’s date of grant; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to this Section 3.1 (as such number of shares of Common Stock may be increased from time to time in accordance with the Plan) may be granted to any one or more Participants without respect to such minimum vesting provisions. For purposes of Awards granted to Non-Employee Directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders. Notwithstanding the foregoing, nothing in this Section 3.1(d) shall preclude or limit any Award or other arrangement (or any action by the Committee) from providing for accelerated vesting of such Award in connection with or following a Participant’s death, disability, retirement or involuntary termination or in connection with the occurrence of a Change in Control.”

3. This Second Amendment shall be and, as of the Second Amendment Date, is hereby incorporated in and forms a part of the Plan.

4. Except as expressly provided herein, all terms and provisions of the Plan shall remain in full force and effect.

[Signature Page Follows]

I hereby certify that the foregoing Second Amendment was duly adopted by the Board of Directors of Xenia Hotels & Resorts, Inc. on March 26, 2020, and approved by the stockholders of Xenia Hotels & Resorts, Inc. on May 19, 2020.

Executed on this ___ day of ____, 2020.

Taylor C. Kessel
Senior Vice President and General Counsel